EXECUTION COPY











                               PURCHASE AGREEMENT

                                     BETWEEN



                              AMPLIFON (USA), INC.



                                       AND



                                   SONUS CORP.



                                  June 18, 2002










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                                TABLE OF CONTENTS

                                                                            Page

PURCHASE AGREEMENT...........................................................1

SECTION 1 DEFINITIONS........................................................2

SECTION 2 Purchase and Sale of Shares AND ASSETS.............................7

      2.1   Basic Transaction................................................7

      2.2   Purchase Price Payable at the Closing............................9

      2.3   The Closing.....................................................10

      2.4   Deliveries at the Closing.......................................10

      2.5   Allocation of Purchase Price....................................10

SECTION 3 Representations and Warranties of the Seller......................10

      3.1   Binding Agreement; Noncontravention.............................10

      3.2   Organization, Qualification and Corporate Power.................11

      3.3   Capitalization..................................................12

      3.4   Subsidiaries....................................................13

      3.5   Financial Statements............................................13

      3.6   Absence of Certain Developments.................................14

      3.7   Undisclosed Liabilities.........................................14

      3.8   Tax Matters.....................................................14

      3.9   Accounts Receivable.............................................17

      3.10  Inventories.....................................................17

      3.11  Other Tangible Personal Property................................17

      3.12  Real Property...................................................17

      3.13  Intellectual Property...........................................18

      3.14  Contracts.......................................................22

      3.15  Insurance.......................................................23

      3.16  Litigation......................................................24

      3.17  Product Warranties..............................................24

      3.18  Product Liability...............................................24

      3.19  Employees.......................................................24

      3.20  Employee Benefits...............................................25

      3.21  Related Party Transactions......................................27

      3.22  Environment, Health and Safety..................................28

      3.23  Legal Compliance................................................29

      3.24  Change of Control Payments......................................29

      3.25  Substantial Suppliers...........................................30

      3.26  Brokers' Fees...................................................30

      3.27  Residence.......................................................30

      3.28  Correctness of Representations and Warranties...................30

SECTION 4 Representations and Warranties of the Buyer.......................30

      4.1   Authorization of Transaction....................................30

      4.2   Noncontravention................................................30

      4.3   Brokers' Fees...................................................31

      4.4   Investment......................................................31

      4.5   Funds Available.................................................31

SECTION 5 Pre-Closing Covenants.............................................31

      5.1   General.........................................................31

      5.2   Notices and Consents............................................31

      5.3   Operation of Business...........................................31

      5.4   Preservation of Business........................................32

      5.5   Full Access.....................................................32

      5.6   Notice of Developments..........................................32

      5.7   No Solicitation.................................................32

      5.8   Negative Covenants..............................................34

      5.9   Financial Statements and Reports................................35

      5.10  Employee Benefits...............................................36

      5.11  Regulatory Filings..............................................36

      5.12  Shareholder Approval............................................36

SECTION 6 Post-Closing Covenants............................................36

      6.1   General.........................................................36

      6.2   Litigation Support..............................................37

      6.3   Transition......................................................37

      6.4   Confidentiality.................................................37

      6.5   Name Change.....................................................38

      6.6   Noncompete......................................................38

      6.7   Tax Matters.....................................................38

SECTION 7 Conditions to Obligation to Close.................................39

      7.1   Conditions to Obligation of the Buyer...........................39

      7.2   Conditions to Obligation of the Seller..........................40

SECTION 8 Remedies for Breaches of this Agreement...........................41

      8.1   Survival........................................................41

      8.2   Indemnification Provisions for Benefit of the Buyer.............41

      8.3   Indemnification Provisions for Benefit of the Seller............42

      8.4   Matters Involving Third Parties.................................42

      8.5   Limitations on Indemnification Obligations......................43

      8.6   Indemnification from Escrow.....................................43

      8.7   Exclusive Remedy................................................43

SECTION 9 Termination.......................................................43

      9.1   Termination of Agreement........................................43

      9.2   Effect of Termination...........................................44

      9.3   Termination Fee.................................................44

SECTION 10 Miscellaneous....................................................45

      10.1  Press Releases and Announcements................................45

      10.2  No Third Party Beneficiaries....................................45

      10.3  Entire Agreement................................................45

      10.4  Succession and Assignment.......................................45

      10.5  Counterparts....................................................45

      10.6  Headings........................................................45

      10.7  Notices.........................................................45

      10.8  Governing Law...................................................47

      10.9  Amendments and Waivers..........................................47

      10.10 Severability....................................................47

      10.11 Expenses........................................................47

      10.12 Construction....................................................47

      10.13 Incorporation of Exhibits and Schedules.........................48

      10.14 Arbitration.....................................................48

      10.15 Specific Performance............................................48

      10.16 SUBMISSION TO JURISDICTION......................................48

                               PURCHASE AGREEMENT


     This Purchase Agreement ("Agreement") is made as of June 18, 2002 between AMPLIFON (USA), INC., a Delaware corporation (the "Buyer"), and SONUS CORP., a Yukon Territory, Canada corporation (the "Seller"). The Buyer and the Seller are sometimes referred to herein collectively as the "Parties" and individually as a "Party."

                                    RECITALS

     WHEREAS, the Seller owns all of the outstanding capital stock of SONUS-USA, INC., a Washington corporation ("Sonus-USA"), and SONUS-CANADA LTD., a British
Columbia,  Canada corporation   ("Sonus-Canada"  and  together  with
Sonus-USA, the "Parent Companies");

     WHEREAS, Sonus-USA owns all of the outstanding capital stock of Hear PO Corp., a New Mexico corporation ("Hear PO"), Sonus-Texas, Inc., an Oregon corporation ("Sonus-Texas"), and Sonus Acquisition Corp., an Oregon corporation ("Sonus Acquisition," collectively with Sonus-USA, Sonus-Canada, Hear PO and Sonus-Texas, the "Companies," and each individually, a "Company");

     WHEREAS, the Buyer desires to purchase from the Seller, and the Seller desires to sell to the Buyer, all of the outstanding equity interests (collectively the "Shares") in each of the Parent Companies, all upon the terms and subject to the conditions set forth herein;

     WHEREAS, in addition, the Buyer desires to purchase from Seller, and the Seller desires to sell to the Buyer certain assets of the Seller, all upon the terms and subject to the conditions set forth herein;

     WHEREAS, the Boards of Directors of Buyer and Seller have approved and deemed it advisable and in their respective best interests to consummate the transactions contemplated by this Agreement upon the terms and subject to the conditions set forth herein; and

     WHEREAS, Warburg, Pincus Ventures, L.P. ("Warburg") has entered into an agreement with the Buyer under which Warburg has agreed, among other things and subject to the conditions specified therein, to vote all shares of capital stock it holds in the Seller for approval of the transactions contemplated by this Agreement.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:

                                   SECTION 1

                                   DEFINITIONS

     In addition to other words and terms defined elsewhere in this Agreement, the following words and terms shall have the meanings set forth below:

     "Accounts Receivable" has the meaning set forth in Section 2.1(b)(1).

     "Acquisition Proposal" has the meaning set forth in Section 5.7.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Assigned Contracts" means the contracts listed on Exhibit A.

     "Assumed Obligations" has the meaning set forth in Section 2.1(d).

     "Audited Financial Statements" has the meaning set forth in Section 3.5(a).

     "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that forms or could form the basis for any specified consequence.

     "Business" means the business and operations of Seller and the Companies including, but not limited to, the ownership and operation of hearing care centers through Sonus-USA, Sonus-Canada and Sonus-Texas, the operation of a network-licensing program through the Sonus Network, the operation of an independent provider association and hearing care benefit administrator through Hear PO and the sale of hearing aid products and accessories through the internet site at www.sonus.com.

     "Buyer Indemnitees" means Buyer, its Affiliates and representatives and, after the Closing Date, the Companies.

     "Claim Notice" has the meaning set forth in Section 8.6(a).

     "Closing" has the meaning set forth in Section 2.3.

     "Closing Date" has the meaning set forth in Section 2.3.

     "COBRA" has the meaning set forth in Section 3.20(h).

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" or "Companies" have the meanings set forth in the Recitals.

     "Companies' Transactions Fees" has the meaning set forth in Section 7.1(g).

     "Confidential Information" means any information concerning the business and affairs of any of the Companies.

     "Dawson Contract" means the Separation Agreement and Release of Claims dated March 22, 2002, between the Seller and Brandon M. Dawson.

     "Disclosure Schedule" has the meaning set forth in Section 3.

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan) or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

     "Employee Pension Benefit Plan" has the meaning set forth in Section 3(2) of ERISA.

     "Employee Welfare Benefit Plan" has the meaning set forth in Section 3(l) of ERISA.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Account" has the meaning set forth in Section 2.2(b).

     "Escrow Agent" shall mean American National Bank and Trust Company of Chicago.

     "Escrow Agreement" has the meaning set forth in Section 7.1(o).

     "Excluded Assets" has the meaning set forth in Section 2.1(c).

     "Excluded Obligations" has the meaning set forth in Section 2.1(d).

     "Extremely Hazardous Substance" has the meaning set forth in Section 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

     "Fiduciary" has the meaning set forth in Section 3(21) of ERISA.

     "Financial Statements" has the meaning set forth in Section 3.5.

     "First Person" has the meaning set forth in Section 3.20(l).

     "Foreign  Employee Plan" means all the employee  benefit,  fringe  benefit, supplemental unemployment benefit, bonus, incentive, profit sharing, termination, notice, severance, change of control, pension, retirement, stock option, stock purchase, stock appreciation, health, welfare, medical, dental, disability, life insurance and similar plans, programs, arrangements or practices relating to the current or former employees of the Business employed in Canada, maintained, sponsored or funded by the Companies, whether written or oral, funded or unfunded, insured or self-insured, registered or unregistered, other than government sponsored pension, health insurance and employment insurance plans.

     "GAAP" means United States generally accepted accounting principles.

     "Governmental Authorization" means any approval, consent, license, permit, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any government, governmental body or agency or pursuant to any Legal Requirement.

     "Guaranty Agreement" means the Guaranty Agreement between the Seller and Amplifon Sp.A. dated the date of this Agreement.

     "Hear PO" means Hear PO Corp., a New Mexico corporation. -------

     "Hear PO Common Shares" has the meaning set forth in Section 3.3(c).

     "ICA" means the Investment Canada Act, as amended.

     "Indemnified Party" has the meaning set forth in Section 8.4.

     "Indemnifying Party" has the meaning set forth in Section 8.4.

     "Intellectual Property" means all (a) patents, patent applications, patent disclosures and improvements thereto, (b) trademarks, service marks, trade dress, logos, trade names and corporate names and registrations and applications for registration thereof, (c) copyrights and registrations and applications for registration thereof, (d) mask works and registrations and applications for registration thereof, (e) computer software, data and documentation, (f) trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information), (g) other proprietary rights, and (h) copies and tangible embodiments thereof (in whatever form or medium).

     "Inventory" has the meaning set forth in Section 2.1(b)(2).

     "Knowledge," when used with reference to the Knowledge of the Seller, means actual knowledge after due inquiry of the following people: Brandon Dawson, Scott Klein, Daniel Kohl, James Merideth-Webb, Daniel Quall, Mark Richards and Brian Thompson.

     "Latest Balance Sheet" has the meaning assigned to such term in Section 3.5(a).

     "Leased Real Property" has the meaning assigned to such term in Section 3.12(b).

     "Legal Requirement" means any constitutional provision, statute, law, rule, regulation, permit, decree, injunction, judgment, order, ruling, determination, finding or writ of any government or governmental body or agency, branch or department thereof.

     "Liability" means any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due).

     "Losses" means all charges, complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, injunctions, damages of any nature or character, penalties, fines, costs, Liabilities, obligations, Taxes, liens, expenses and fees, including all attorneys' fees and court costs.

     "Material Adverse Effect" shall mean any material adverse effect on the business, properties, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Seller and the Companies, taken as a whole; provided, however, that "Material Adverse Effect" shall not include any change, event, effect or circumstance arising out of or attributable to (but only to the extent arising out of or attributable to) (1) changes, events, effects or circumstances that generally affect the industries in which the Seller and the Companies operate (including legal and regulatory changes), or
(2) general economic conditions affecting the United States and/or Canadian economies, as a whole.

     "Multiemployer Plan" has the meaning set forth in Section 3(37)(A) of ERISA.

     "Ordinary Course of Business" means the usual, regular and ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Parent Companies" means Sonus-USA and Sonus-Canada.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Person"   shall  mean  any   corporation,   limited   liability   company,
partnership, limited partnership, joint venture, proprietorship, individual, trust or other entity.

     "Plan Affiliate" has the meaning set forth in Section 3.20(l).

      "Prohibited Transaction" has the meaning set forth in Section 406 of ERISA and Section 4975 of the Code.

     "Purchase Price" has the meaning set forth in Section 2.2(a).

     "Purchase Price Reduction" has the meaning set forth in Section 2.2(b).

     "Purchased Assets" has the meaning set forth in Section 2.1(b).

     "Registrable Intellectual Property" has the meaning set forth in Section 3.13(d).

     "Representative" means each of the Buyer and its Affiliates, directors, officers, employees, agents and advisors.

     "Reportable Event" has the meaning set forth in Section 4043 of ERISA.

     "Required Vote" means the approval of the Transactions by two-thirds of the shares voting in each class of capital stock of the Seller, provided that a quorum is present at the Special Meeting.

     "Restricted Parties" has the meaning set forth in Section 5.7.

     "Returns" has the meaning set forth in Section 3.8(b).

     "Scheduled Intellectual Property" has the meaning set forth in Section 3.13(a).

     "Scheduled Plans" has the meaning set forth in Section 3.20(a).

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge or other lien, other than (a) mechanic's, materialmen's and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) liens arising under worker's compensation, unemployment insurance, social security, retirement and similar legislation, (d) liens on goods in transit incurred pursuant to documentary letters of credit, (e) purchase money liens and liens securing rental payments under capital lease arrangements, and (f) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Shares" has the meaning set forth in the Recitals.

     "Sonus Acquisition Common Shares" has the meaning set forth in Section 3.3(e).

     "Sonus-Canada Common Shares" has the meaning set forth in Section 3.3(b).

     "Sonus Network" means the network of independently owned and operated hearing clinics that are licensed to use the Seller's name and other related services.

     "Sonus-Texas Common Shares" has the meaning set forth in Section 3.3(d).

     "Sonus-USA Common Shares" has the meaning set forth in Section 3.3(a).

     "Sonus-USA Subsidiaries" has the meaning set forth in Section 3.4.

     "Special Meeting" has the meaning set forth in Section 5.12.

     "Subsidiary" means any corporation or other entity a majority of the outstanding voting securities of which another corporation or other entity owns beneficially directly or indirectly.

     "Superior Proposal" has the meaning set forth in Section 5.7.

     "Tax" has the meaning set forth in Section 3.8(a).

     "Transaction Documents" means this Agreement, the Escrow Agreement, the Guaranty Agreement and all other documents and instruments executed and delivered in connection with this Agreement or the transactions contemplated by this Agreement.

     "Transactions" means the transactions contemplated by this Agreement, together with the plan of liquidation, amalgamation or other transaction under Yukon law adopted by the Seller's

Board of Directors pursuant to which holders of the Seller's common shares will receive an allocation from the Purchase Price of $1.00 per common share of the Seller (excluding the shares subject to Section 9 of the Dawson Contract) in a distribution, amalgamation, or other transaction, provided that in the event such transaction does not require shareholder approval under Yukon law it shall not be included in this definition.

      "Warburg" has the meaning set forth in the Recitals.

                                   SECTION 2

                     PURCHASE AND SALE OF SHARES AND ASSETS

2.1   Basic Transaction.


     (a) Upon and subject to the terms and conditions of this Agreement, at the Closing the Buyer shall purchase from the Seller, and the Seller shall sell to the Buyer, the Shares in each of the Parent Companies.

     (b) Upon and subject to the terms and conditions of this Agreement, at the Closing the Buyer shall purchase from the Seller, and the Seller shall sell, transfer, assign, convey and deliver to the Buyer, all right, title and interest in and to all of the assets, other than the Excluded Assets, that are owned by the Seller and held for use, used or useful in the Business, wherever such assets are located and whether or not such assets are reflected on the Audited Financial Statements or the Latest Balance Sheet (collectively, the "Purchased Assets"), including, but not limited to, the following:

          (1) all accounts and notes receivable and other claims for money due to the Seller arising from the rendering of services or the sale of goods or materials in connection with the operation of the Business and any intercompany obligation due from any of the Companies to the Seller, as the same exist on the Closing Date (collectively, the "Accounts Receivable");

          (2) all inventory, including, without limitation, operating, office and other supplies, work-in-process and finished goods (collectively, the "Inventory");

          (3) all of the Intellectual Property of the Seller relating to the design, manufacture, sale or service of products and the conduct of the Business;

          (4) all fixtures, equipment and machinery, tools, vehicles (whether or not registered under motor vehicle registration laws), furniture, office furniture and equipment and other similar personal property used or useful in the conduct of the Business;

          (5) all rights under Assigned Contracts, to the extent assignable, and all rights under Sections 7 and 13(b) of the Dawson Contract;

          (6) all rights of the Seller in and to Governmental Authorizations, relating primarily to, or necessary for the continued conduct of, the Business or required in connection with ownership or operation of the Purchased Assets, to the extent assignable;

          (7) all causes of action, claims, warranties, guarantees, refunds, rights of recovery and set-off of every kind and character of the Seller, if related to the Purchased Assets or arising in connection with the Business, including without limitation rights and claims against suppliers;

          (8) all deposits and prepaid assets and expenses of the Seller as they relate to the operation of the Business;

          (9) all records, files and papers of the Seller as they relate to the operation of the Business, including, but not limited to, customer lists, supplier lists, sales and marketing records and materials, problem lists, license and maintenance fee records, employment records and other business records;

          (10) any property, casualty, workers' compensation or other insurance policy or related insurance services contract relating to any of the Companies, and any rights of the Companies under any such insurance policy or contract; and

          (11) all other properties and assets owned or held by the Seller as of the Closing Date and used or useful in the operation of the Business, whether or not falling within any of the categories of assets or properties described above.

     (c) Notwithstanding the foregoing, the following properties and assets of the Seller are retained by the Seller and are expressly excluded from the purchase and sale contemplated by this Agreement (collectively, the "Excluded Assets"):

          (1) the Seller's formal corporate records, including charter documents, minute books, stock books and other records having exclusively to do with the organization of the Seller and all tax returns and other financial records of the Seller;

          (2) the Seller's rights pursuant to or under this Agreement, the Escrow Agreement and the Guaranty Agreement;

          (3) all causes of action, claims, rights of recovery and set-off of the Seller not relating to the Purchased Assets or arising out of the conduct of the Business;

          (4) any Governmental Authorizations which may not be transferred without the consent, novation, waiver or approval of a third person or entity and for which such consent, novation, waiver or approval has not been obtained;

          (5) all cash, cash equivalents and marketable securities of the Seller, including the Purchase Price being delivered by Buyer pursuant to this Agreement; and

          (6) the Seller's rights pursuant to or under any insurance policies or contracts.

     (d) As of the Closing Date, Buyer will assume and thereafter pay and fully satisfy when due all Liabilities and other obligations of Seller arising after the Closing Date under (1) the Assigned Contracts or Governmental Authorizations assigned to Buyer pursuant to Section 2.1(b) and not related to any default or breach existing prior to or as a consequence of the Closing, (2) Sections 2 and 8 of the Dawson Contract, and (3) clause (ii) of Section 9(b) of the Dawson Contract, provided, however, that Buyer shall assume only the financial obligation, if any, of Seller under clause (ii) of Section 9(b) of the Dawson Contract and shall not assume any Liabilities for the performance of any other obligation of Seller under Section 9 of the Dawson Contract. All such Liabilities and obligations to be so assumed by Buyer are referred to herein as the "Assumed Obligations." In addition to the Assumed Obligations, the Companies shall continue to be responsible for their respective Liabilities, which may include, but are not limited to the Liabilities which are listed on Exhibit B. Notwithstanding anything to the contrary contained in this Agreement or any of the Transaction Documents and regardless of whether such Liability or obligation is disclosed in this Agreement, in any of the Transaction Documents or on any Schedule or Exhibit hereto or thereto, Buyer will not assume, agree to pay, perform or discharge or in any way be responsible for any debts, Liabilities or other obligations of the Seller (all such Liabilities and obligations not being assumed by Buyer are referred to as "Excluded Obligations") except to the extent specified in this Section 2.1(d). Without limiting the generality of the preceding sentence, the Excluded Obligations shall include, but not be limited to the Liabilities listed on Exhibit C. If the Seller is able to negotiate a net cash settlement of any of the Seller's remaining obligations under the Dawson Contract, Buyer will assume such obligations of the Seller (and such obligations shall become Assumed Obligations) in exchange for a corresponding reduction in the Purchase Price and the cash amount of the Purchase Price payable to the Seller at the Closing under Section 2.2(a).

     2.2 Purchase Price Payable at the Closing.


     (a) The Buyer shall pay to the Seller at the Closing as the aggregate purchase price for the Shares and Purchased Assets the sum of $38,438,000, minus the Purchase Price Reduction (the "Purchase Price"), plus the assumption of the Assumed Obligations, in the following manner:

          (1) Buyer shall pay to Seller by wire transfer of immediately available funds an amount equal to $35,438,000 minus the Purchase Price Reduction; and

          (2) Buyer shall pay by wire transfer of immediately available funds an amount equal to $3,000,000 to an interest-bearing escrow account (the "Escrow Account") established under the Escrow Agreement.

     (b) The Purchase Price shall be reduced by an amount equal to (1) the Companies' Transaction Fees, (2) any amounts paid prior to the Closing by any of the Companies arising out of any irregularities in any of the Companies' Medi-Cal billing procedures on or before the Closing Date, (3) any amounts paid prior to the Closing by any of the Companies to the California Franchise Tax Board attributable to periods ended on or before the Closing Date, excluding the matter described in Exhibit B, (4) the aggregate amount of any severance obligations paid or incurred under any of the Assigned Contracts by reason of the termination of any such employee's employment on or before the Closing Date but only if such employee's employment is not terminated by the Buyer and (5) $175,000 if the Seller and Scott Klein amend his employment agreement prior to the Closing Date on terms which are acceptable to the Buyer and he does not terminate his employment agreement as permitted by Section 4 of an amendment thereto dated June 20, 2001 (the sum of such amounts, the "Purchase Price Reduction").

     2.3 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Katten Muchin Zavis Rosenman, 525 West Monroe Street, Chicago, Illinois, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby or such other date as the Parties may mutually determine (the "Closing Date").

     2.4 Deliveries at the Closing. At the Closing, (a) the Seller will deliver to the Buyer bills of sale and assignments (which shall not contain any additional covenants or indemnities), in form and substance reasonably satisfactory to the Buyer as necessary to convey the Purchased Assets to the Buyer, and the various certificates, instruments and documents referred to in
Section 7.1; (b) the Buyer will deliver to the Seller an assumption undertaking in form and substance reasonably satisfactory to the Seller, as evidence of the Buyer's assumption of the Assumed Obligations, and the various certificates, instruments and documents referred to in Section 7.2; (c) the Seller will deliver to the Buyer certificates representing all of the outstanding Shares, endorsed in blank or accompanied by duly executed assignment documents; and (d) the Buyer will deliver to the Seller and the Escrow Agent the consideration specified in Section 2.2.

     2.5 Allocation of Purchase Price. In consideration for Seller's sale of the Shares and Purchased Assets to Buyer, the Parties agree that the Purchase Price and Assumed Obligations shall be allocated in the manner set forth on Exhibit D.

                                   SECTION 3

                         REPRESENTATIONS AND WARRANTIES
                                  OF THE SELLER

     The Seller has compiled a Disclosure Schedule in a bound volume (the "Disclosure Schedule") which has been executed by Seller and dated and delivered to the Buyer on the date of this Agreement. The Seller represents and warrants to the Buyer that, except as set forth in the Disclosure Schedule, the statements contained in this Section 3 are correct and complete as of the date of this Agreement (or, if made as of a specified date, as of such date):

     3.1 Binding Agreement; Noncontravention. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the Yukon Territory, Canada. Seller has all requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which the Seller is a party, and to perform its obligations hereunder and thereunder. This Agreement and the other Transaction Documents to which Seller is a party each constitutes a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws from time to time in effect affecting creditors' rights generally, and (b) general principles of equity, whether such principles are considered in a proceeding at law or in equity. Neither the execution and delivery of this Agreement or the other Transaction Documents to which Seller is a party, nor the consummation of the transactions contemplated hereby or thereby, will (a) conflict with, result in a breach of, constitute a default under, result in the acceleration of, or require the payment of any amounts under, or create in any party the right to accelerate, terminate, modify or cancel or require any notice under any material contract, lease, sublease, license, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other obligation to which Seller or any of the Companies is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets) which is disclosed or required to be disclosed in the Disclosure Schedule, (b) violate any provision of the charter, articles, bylaws or other organizational documents of Seller or any of the Companies, or (c) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which Seller or any of the Companies is subject, except for such violation of statutes, regulations, rules or ordinances that would not materially interfere with the consummation of the transactions contemplated hereby or the conduct of the Business of any of the Companies after the Closing Date. No notice to, filing with or authorization, consent or approval of any government or governmental agency by Seller or any of the Companies is necessary for the consummation by the Seller of the transactions contemplated by this Agreement and the other Transaction Documents to which the Seller is a party.

     3.2 Organization, Qualification and Corporate Power. Each of the Companies is a corporation duly organized or incorporated, as the case may be, validly existing and in good standing under the laws of the jurisdiction in which it is organized or incorporated, as the case may be. Each of the Companies is duly qualified to conduct business as a foreign corporation and is in good standing under the laws of the jurisdictions specified in the Disclosure Schedule, which are all the jurisdictions in which the nature of its business or the ownership or leasing of its property requires such qualification, except where the failure to be so qualified or in good standing, when taken together with all other such failures to be so qualified or in good standing, could not reasonably be expected to have a Material Adverse Effect. Each Company has the full corporate power and authority, required to carry on the business in which it is engaged or in which it presently proposes to engage and to own and use the properties owned and used by it. The Disclosure Schedule lists the directors and officers of each Company. Seller has delivered to Buyer correct and complete copies of the certificate or articles of incorporation and bylaws of each Company, including all amendments thereto. The minute books containing the records of meetings of the shareholders and board of directors, the stock certificate book and the stock record book of each Company are correct and complete in all material respects and Seller has previously furnished Buyer with true and complete copies of such minute books, stock certificate books and stock record books. None of the Companies is in default under or in violation of any provision of its charter, bylaws or other organizational documents.

     3.3 Capitalization.


     (a) The entire authorized stock of Sonus-USA consists of 10,000 common shares, without par value (the "Sonus-USA Common Shares"), of which 1,000 Sonus-USA Common Shares are issued and outstanding and none are held in treasury.

     (b) The entire authorized share capital of Sonus-Canada consists of 30,000 shares divided into (1) 10,000 Class "A" common shares, without par value, of which 160 shares are outstanding (the "Sonus-Canada Common Shares"); (2) 10,000 Class "B" common shares, without par value, none of which are outstanding; and
(3) 10,000 preferred shares, without par value, none of which are outstanding.

     (c) The entire authorized stock of Hear PO consists of 1,000 common shares, without par value (the "Hear PO Common Shares"), of which 1,000 Hear PO Common Shares are issued and outstanding and none are held in treasury.

     (d) The entire authorized stock of Sonus-Texas consists of 1,000 common shares, without par value (the "Sonus-Texas Common Shares"), of which 1,000 Sonus-Texas Common Shares are issued and outstanding and none are held in treasury.

     (e) The entire authorized stock of Sonus Acquisition consists of 1,000 common shares, without par value (the "Sonus Acquisition Common Shares"), of which 1,000 Sonus Acquisition Common Shares are issued and outstanding and none are held in treasury.

     (f) All of the issued and outstanding Sonus-USA Common Shares and the Sonus-Canada Common Shares have been duly authorized, are validly issued, fully paid and nonassessable and are held of record and beneficially by the Seller free and clear of all liens, claims and encumbrances. All of the issued and
outstanding  Hear  PO  Common  Shares,   Sonus-Texas  Common  Shares  and  Sonus
Acquisition Common Shares have been duly authorized, are validly issued, fully paid and nonassessable and are held of record and beneficially by Sonus-USA free and clear of all liens, claims and encumbrances. There are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which any of the Companies is a party or which are binding upon any of the Companies providing for the issuance, transfer, disposition or acquisition of any of its capital stock. There are no outstanding or authorized equity appreciation, phantom stock or similar rights with respect to any of the Companies. There are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the capital stock of any of the Companies. There are currently existing no preemptive rights exercisable with respect to any shares of capital stock in any of the Companies nor have any shares of the capital stock in any of the Companies been issued in violation of then existing preemptive rights. Upon consummation of the Closing, the Buyer will own, directly or indirectly, all of the outstanding shares of capital stock in each of the Companies and none of the Companies will have any securities convertible into or exchangeable for any shares of its capital stock or any rights, options, agreements or arrangements outstanding to subscribe for or to purchase its capital stock or any securities convertible into or exchangeable for its capital stock.

     3.4 Subsidiaries.


     (a) Other than Hear PO, Sonus-Texas and Sonus Acquisition (collectively, the "Sonus-USA Subsidiaries"), Sonus-USA has no Subsidiaries or equity ownership in any other Person. Sonus-USA directly or indirectly owns all of the shares in each of the Sonus-USA Subsidiaries, free and clear of all liens and encumbrances.

     (b) Sonus-Canada has no Subsidiaries. Sonus-Canada does not control directly or indirectly or have any direct or indirect equity participation in any corporation, partnership, trust, joint venture, limited liability company or other business association.

     3.5 Financial Statements.


     (a) The Seller has delivered to the Buyer the following financial statements of the Seller (collectively, the "Financial Statements"):

          (1) Audited consolidated balance sheets as of July 31, 1999, July 31, 2000, and July 31, 2001, and consolidated statements of operations, shareholders' equity and cash flows for the fiscal years then ended for Seller and its consolidated subsidiaries (the "Audited Financial Statements"); and

          (2) Unaudited consolidated balance sheets as of October 31, 2001, January 31, 2002 and April 30, 2002 and consolidated statements of operations, shareholders' equity and cash flows for the quarterly periods then ended for Seller and its consolidated subsidiaries. Seller's unaudited balance sheet as of April 30, 2002, is referred to as the "Latest Balance Sheet."

     (b) The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, subject in the case of the unaudited financial statements to the lack of footnote disclosure and changes resulting from normal year-end adjustments, none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, or operations of Seller, and present fairly, in all material respects, the financial position of Seller and its consolidated subsidiaries, the consolidated results of their operations and their cash flows for the periods indicated.

     (c) The Seller has filed with the SEC true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it since July 31, 1998, under the Exchange Act or the Securities Act (as such documents have been amended since the time of their filing, collectively, the "Seller SEC Documents"). As of their respective dates or, if amended, as of the date of the last such amendment, the Seller SEC Documents, including, without limitation, any financial statements or schedules included therein (1) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (2) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, at such time of filing.

     (d) Each of the financial statements which are to be delivered to the Buyer pursuant to Section 5.9 shall be prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, subject in the case of the unaudited financial statements to the lack of footnote disclosure and changes resulting from normal year-end adjustments (and quarter-end adjustments as to the months ended May 31, 2002, June 30, 2002, August 31, 2002, and September 30, 2002), none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, or operations of Seller, and present fairly, in all material respects, the financial position of Seller and its consolidated subsidiaries, the consolidated results of their operations and their cash flows for the periods indicated.

     3.6 Absence of Certain Developments. There has not been any event which has had or could reasonably be expected to have a Material Adverse Effect since the date of the Latest Balance Sheet. Since the date of the Latest Balance Sheet, none of the Companies has declared, set aside, made or paid any dividend or other distribution with respect to its capital stock or directly or indirectly redeemed, purchased or otherwise acquired any of its equity securities.

     3.7 Undisclosed Liabilities. None of the Companies has any Liability (and there is no Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand against any Company giving rise to any Liability) except for (a) Liabilities of the Companies set forth on the Latest Balance Sheet (including Liabilities fully disclosed in any notes thereto), (b) Liabilities which have arisen after the date of the Latest Balance Sheet in the Ordinary Course of Business (none of which relates to any breach of contract, breach of warranty, tort, infringement or violation of law or arose out of any charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand) and (c) Liabilities relating to (1) Tax matters as to which the representations and warranties of the Seller are made in Section 3.8, (2) the Companies' liabilities under leases of real estate, as to which the representations and warranties of the Seller are made in Section 3.12, (3) the Companies' liabilities relating to the use of Intellectual Properties, as to which the representations and warranties of the Seller are made in Section 3.13,
(4) contracts to which any of the Seller or the Companies is a party or is otherwise bound as to which the representations and warranties of the Seller are made in Section 3.14, (5) litigation as to which the representations and warranties of the Seller are made in Section 3.16, (6) product warranties as to which the representations and warranties of the Seller are made in Section 3.17,
(7) product liability as to which the representations and warranties of the Seller are made in Section 3.18, (8) employment matters as to which the representations and warranties of the Seller are made in Section 3.19, (9) employee benefits as to which the representations and warranties of the Seller are made in Section 3.20, (10) related party transactions as to which the representations and warranties of the Seller are made in Section 3.21, (11) environment, health and safety as to which the representations and warranties of the Seller are made in Section 3.22, (12) compliance with law as to which the representations and warranties of the Seller are made in Section 3.23, and (13) change of control payments as to which the representations and warranties of the Seller are made in Section 3.24.

     3.8 Tax Matters.


     (a) For purposes of this Agreement, "Tax" or "Taxes" refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, capital, goods and services, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, customs, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for taxes of a predecessor entity.

     (b) Each of the Companies has timely filed all federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to Taxes required to be filed by each of the Companies. With respect to all Taxes imposed on each of the Companies or for which any of the Companies is or could be liable, whether to taxing authorities or to other Persons or entities (as, for example, under Tax sharing or Tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before the Closing Date, all such material Taxes required to be paid by each of the Companies to taxing authorities or others on or before the date hereof have been paid.

     (c) Each of the Companies as of the Closing Date will have withheld and paid when due with respect to any employee, independent contractor, creditor, shareholder or any third party, all federal and state income Taxes, FICA, FUTA, and other Taxes required to be withheld.

     (d) None of the Companies has been delinquent in the payment of any Tax nor is there any Tax deficiency proposed or assessed against any of the Companies. None of the Companies has executed or requested any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

     (e) No audit or other examination of any Return of any of the Companies is presently in progress and none of the Companies has been notified of any request for such an audit or other examination.

     (f) None of the Companies has liability for unpaid federal, state, local or foreign Taxes which have not been accrued for or reserved on the Latest Balance Sheet, whether asserted or unasserted, contingent or otherwise except for Taxes arising in the Ordinary Course of Business since the date of the Latest Balance Sheet. There are no liens for Taxes on the assets of any of the Companies other than Taxes not yet due and payable.

     (g) None of the Companies' assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

     (h) There is no contract, agreement, plan or arrangement, including, but not limited to, the provisions of this Agreement, covering any employee or former employee of the Companies or any of its subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G, 404 or 162 of the Code.

     (i) None of the Companies has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by any of the Companies.

     (j) None of the Companies has been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

     (k) None of the Companies is a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement.

     (l) None of the Companies has ever been a member of an affiliated group of corporations within the meaning of Sections 1504 of the Code (other than a group the common parent of which was Sonus-USA).

     (m) None of the Companies has any liability for the Taxes of any other Person under Treasury Reg. ss. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

     (n) None of the assets of the Companies is property that any of the Companies is required to treat as being owned by any other Person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code.

     (o) None of the Companies has agreed to make or is required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

     (p) None of the Companies has participated in an international boycott within the meaning of Section 999 of the Code.

     (q) None of the Companies has or has ever had a permanent establishment in any country in which it is not organized, as defined in any applicable Tax treaty or convention between the United States and such foreign country.

     (r) None of the Companies organized in the United States is a party to any joint venture, partnership, or other arrangement or contract that could be treated as a partnership for federal income Tax purposes.

     (s) Each of the Companies organized in the United States has timely filed for all years prior to the year of the Closing all Forms 1099 (including corrected or amended forms) and any comparable form required to be filed under the applicable law of any state, for all workers which any of the Companies has classified and treated as independent contractors.

     (t) Each of the Companies organized in the United States has consistently classified for state and federal Tax purposes each and every worker as either an employee or independent contractor in accordance with the criteria set forth in Revenue Ruling 87-41, 1987-1 C.B. 296.

     (u) Section 3.8(u) of the Disclosure Schedule sets forth as of July 31, 2001, for each of the Companies that is organized in the United States, the net operating losses and the dates of expiration of net operating loss carry forwards, which information is correct and complete in all material respects.

     3.9 Accounts Receivable. The Accounts Receivable and each of the Companies' accounts receivable and other claims for money due are reflected properly on the books and records of Seller or such Company and are valid. The allowance for doubtful accounts, reserve for payment adjustments and reserve for sales returns set forth or reflected in the Latest Balance Sheet was determined in accordance with GAAP.

     3.10 Inventories.


     (a) The Inventory and all inventory of the Companies consists of a quality and quantity usable and salable in the Ordinary Course of Business consistent with the past practice of the Seller or the Companies, as the case may be, except for obsolete items and items of substandard quality, all of which have been written off or written down to net realizable value as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of each Company and/or the Seller. All inventories not written off or written down have been booked on a lower of cost or market basis. Except as disclosed in the Financial Statements, Inventory and all items included in the inventory of each Company are the property of Seller or such Company free and clear of any Security Interest.

     (b) None of the Inventory or inventories of the Companies reflected as inventories in the Financial Statements is held by Seller or the Companies on consignment. The Companies are in possession of hearing instruments listed in
Section 3.10(b) of the Disclosure Schedule that were originally received on consignment from Siemens Hearing Instruments, Inc. All such items (1) are owned by the Seller or the Companies free and clear of any Security Interest or (2) are in good condition, suitable for return to the consignor and have been held and maintained in accordance with the consignment agreement. The Seller and the Companies have no Liability to any consignor with respect to the prior sale of any hearing instruments held at any time under any consignment or similar arrangement.

     3.11 Other Tangible Personal Property. Except as disclosed in Section 3.11 of the Disclosure Schedule, Seller and each Company has good and marketable title to, or a valid leasehold interest in, each item of tangible personal property used by it or reflected on its books and records as owned by it, including all automobiles, machinery and equipment, free and clear of any Security Interest. The assets of the Companies and the Purchased Assets include all tangible personal property held for use, used or useful for the conduct of the Business as presently conducted.

     3.12 Real Property.


     (a) The Companies own no real property in fee simple.

     (b) Section 3.12(b) of the Disclosure Schedule completely and accurately lists and describes all real property leased or subleased to any of the Companies (the "Leased Real Property"). The Seller has delivered to Buyer correct and complete copies of the leases and subleases (including all amendments thereto) listed in Section 3.12(b) to the Disclosure Schedule. With respect to each lease and sublease listed in Section 3.12(b) to the Disclosure Schedule which provides for an annual lease or sublease payment in excess of $25,000:

          (1) The  lease or  sublease  is  legal,  valid,  binding,  enforceable against the Seller or Company party thereto, and is in full force and effect subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws from time to time in effect affecting creditors' rights generally and general principles of equity, whether such principles are considered in a proceeding in law or in equity;

          (2) None of the Companies or to the Knowledge of Seller any other party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under the lease or sublease, except for breaches which could not reasonably be expected to have a material adverse effect on the enforceability of such lease;

          (3) No party to the lease or sublease has repudiated any provision thereof;

          (4) There are no material disputes, oral agreements or forbearance programs in effect as to the lease or sublease;

          (5) None of the Companies has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold; and

          (6) With respect to each sublease, the representations and warranties set forth in Sections 3.12(b)(1) through 3.12(b)(5) are true and correct with respect to the underlying lease.

     (c) Except as set forth in Section 3.12(c) of the Disclosure Schedule, there is not: (1) any structural defect in the Leased Real Property; or (2) any Leased Real Property used by any of the Companies and required for the conduct of the Business as currently conducted that is not in all material respects in good condition and working order (reasonable wear and tear excepted) and adequate for the current normal operation of the Business. The Leased Real Property complies in all material respects with all federal, state, provincial and municipal laws, ordinances, orders, regulations or requirements.

     (d) None of the Companies is a party to or bound by: (1) any agreement for the purchase of any interest in real estate; or (2) any agreement for the lease to such Company of any interest in real estate not currently in possession of the Company.

     (e) The Seller does not own, lease or otherwise use or possess any interest in real property held for use, used or useful for the conduct of the Business as presently conducted.

     3.13 Intellectual Property.


     (a) Each of the Companies owns or has the right to use pursuant to license, agreement or permission the Intellectual Property listed on Section 3.13(a) of the Disclosure Schedule (the "Scheduled Intellectual Property"). The Scheduled Intellectual Property owned or used by any Company immediately prior to the Closing will be owned or available for use by such Company on identical terms and conditions immediately subsequent to the Closing. Each of the Companies has taken reasonable action to protect the Scheduled Intellectual Property that it owns or uses (and will maintain its rights in and to the Scheduled Intellectual Property, or the use thereof, through the Closing so as not to affect adversely the validity or enforceability of those rights).

     (b) Each of the Companies owns or has the right to use pursuant to license, agreement or permission all other material Intellectual Property, not included in the Scheduled Intellectual Property, necessary for the operation of the Business. Each item of such Intellectual Property owned or used by any Company immediately prior to the Closing will be owned or available for use by such Company on identical terms and conditions immediately subsequent to the Closing. Each of the Companies has taken reasonable action to protect each item of material Intellectual Property that it owns or uses.

     (c) To the Knowledge of the Seller, none of the Companies has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of third parties. None of the Seller and employees with responsibility for Intellectual Property matters of the Seller or the Companies has any Knowledge of any interference with, infringement upon, misappropriation of or other conflict with any Intellectual Property rights of third parties which will occur as a result of the continued operation of the Business as conducted presently and as presently proposed to be conducted.

     (d) Section 3.13(d) of the Disclosure Schedule lists each material trademark or service mark for which any Company has sought registration and any patent or patent application held by any Company (together, "Registrable Intellectual Property") that any of the Companies owns, identifies each registration which has been issued to any Company with respect thereto, identifies each pending application for registration which any Company has made with respect thereto and identifies each license, agreement or other permission which any Company has granted to any third party with respect thereto (together with any exceptions). The Seller has supplied the Buyer with correct and complete copies of all such registrations, applications for registration, licenses, agreements and permissions (as amended to date). With respect to each item of owned Registrable Intellectual Property, except as could not reasonably be expected to have a Material Adverse Effect:

          (1) None of the Companies has conveyed any rights in such Registrable Intellectual Property to others;

          (2) No charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand has been instituted, is pending or is threatened which challenges the legality, validity, enforceability, use or ownership of the item;

          (3) To the Knowledge of the Seller, the item (A) does not interfere with, infringe upon, misappropriate or otherwise conflict with the rights of others, (B) is not being interfered with, infringed upon, misappropriated or violated by others and (C) is not subject to any outstanding judgment, order, decree, stipulation, injunction or charge;

          (4) To the Knowledge of the Seller, none of the Seller or any of the Companies has ever received any charge, complaint, claim or notice of interference, infringement, misappropriation or violation with respect to the item;

          (5) Except as set forth in the Disclosure Schedule, no license, sublicense, agreement or permission pertaining to the item has been granted by any Company;

          (6) None of the Companies has agreed to indemnify any Person or entity
     for  or  against  any  interference,   infringement,   misappropriation  or
     violation with respect to the item; and

          (7) The Seller has made available to the Buyer correct and complete copies of all written documentation evidencing ownership of the item.

     (e) Section 3.13(e) of the Disclosure Schedule lists each item of Scheduled Intellectual Property that any third party (including the Seller) owns and that any Company uses pursuant to license, agreement or permission. The Seller has supplied the Buyer with correct and complete copies of all such licenses, agreements and permissions (as amended to date). With respect to each such item of Scheduled Intellectual Property:

          (1) The license, agreement or permission covering the item is legal, valid, binding, enforceable and in full force and effect subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws from time to time in effect affecting creditors' rights generally and general principles of equity, whether such principles are considered in a proceeding in law or in equity;

          (2) The license, agreement or permission will continue to be legal, valid, binding, enforceable and in full force and effect in accordance with its terms following the Closing subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws from time to time in effect affecting creditors' rights generally and general principles of equity, whether such principles are considered in a proceeding in law or in equity;

          (3) No party to the license, agreement or permission is in breach or default and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder;

          (4) No party to the license, agreement or permission has repudiated any provision thereof;

          (5)  No  charge,   complaint,   action,  suit,  proceeding,   hearing,
     investigation,  claim or demand has been instituted,  is pending or, to the

     Knowledge of Seller (and employees of the Seller and the Companies with responsibility for Intellectual Property matters), is threatened which challenges the legality, validity or enforceability of the license, agreement or permission or the legality, validity, enforceability or ownership of the underlying item of Intellectual Property;

          (6) Neither the license, agreement or permission nor the underlying item of Intellectual Property interferes with, infringes upon, misappropriates or otherwise conflicts with the rights of others, is being interfered with, infringed upon, misappropriated or violated by others or is subject to any outstanding judgment, order, decree, stipulation, injunction or charge;

          (7) None of the Seller (and employees of the Seller and the Companies with responsibility for Intellectual Property matters) has ever received any charge, complaint, claim or notice of interference, infringement, misappropriation or violation with respect to the license, agreement or permission or the underlying item of Intellectual Property; and

          (8) No sublicense or similar right has been granted by any of the Companies with respect to the license, agreement or permission.

     (f) Section 3.13(f) of the Disclosure Schedule lists each material item of patentable or registrable (including patent or registered) Intellectual Property that any third party (including the Seller) owns and that any Company uses pursuant to license, agreement or permission. The Seller has supplied the Buyer with correct and complete copies of all such licenses, agreements and permissions (as amended to date). With respect to each such item, except as could not reasonably be expected to have a Material Adverse Effect:

          (1) The license, agreement or permission covering the item is legal, valid, binding and in full force and effect subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws from time to time in effect affecting creditors' rights generally and general principles of equity, whether such principles are considered in a proceeding in law or in equity;

          (2) The license, agreement or permission will continue to be legal, valid, binding and in full force and effect in accordance with its terms following the Closing subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws from time to time in effect affecting creditors' rights generally and general principles of equity, whether such principles are considered in a proceeding in law or in equity;

          (3) Seller and the Companies are not, and to the Knowledge of Seller no other party to the license, agreement or permission is in breach or default and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder;

          (4) Seller and the Companies have not, and to the Knowledge of Seller no other party to the license, agreement or permission has, repudiated any provision thereof;

          (5) No charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand has been instituted, is pending or, to the Knowledge of Seller (and employees of the Seller and the Companies with responsibility for Intellectual Property matters), is threatened which challenges the legality, validity or enforceability of the license, agreement or permission or the legality, validity, enforceability or ownership of the underlying item of Intellectual Property;

          (6) To the Knowledge of Seller, neither the license, agreement or permission nor the underlying item of Intellectual Property interferes with, infringes upon, misappropriates or otherwise conflicts with the rights of others, or to the Knowledge of Seller, is being interfered with, infringed upon, misappropriated or violated by others or is subject to any outstanding judgment, order, decree, stipulation, injunction or charge;

          (7) To the Knowledge of the Seller, none of the Seller or any of the Companies has ever received any charge, complaint, claim or notice of interference, infringement, misappropriation or violation with respect to the item; and

          (8) No sublicense or similar right has been granted by any of the Companies with respect to the license, agreement or permission.

     (g) The Intellectual Property of the Companies and the Purchased Assets include all Intellectual Property used for the conduct of the Business as presently conducted and as proposed to be conducted.

     3.14 Contracts. Section 3.14 of the Disclosure Schedule lists the following contracts, agreements and other written arrangements to which Seller or any of the Companies is a party:

     (a) Any written arrangement (or group of related written arrangements) for the lease of personal property from or to third parties providing for present or future lease payments in excess of $10,000 per year;

     (b) Any written arrangement (or group of related written arrangements) for the purchase or sale of commodities, supplies, products or other personal property or for the furnishing or receipt of services which either calls for performance over a period of more than one year or involves more than the sum of $10,000;

     (c) Any written arrangement concerning a partnership or joint venture;

     (d) Any written arrangement (or group of related written arrangements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than $10,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

     (e) Any written arrangement under which any of the Companies is party to, or bound by the provisions of any contract (including purchase orders, blanket purchase orders and agreements and delivery orders) with the United States government or the Canadian government or any department, agency or instrumentality thereof or any state, provincial or local governmental agency or authority;

     (f) Any written arrangement concerning confidentiality or noncompetition;

     (g) Any written arrangement under which the consequences of a default or termination could reasonably be expected to have a Material Adverse Effect; or

     (h)  Any  other   written   arrangement   (or  group  of  related   written
arrangements) either involving more than $10,000 or not entered into in the Ordinary Course of Business.

     The Seller has delivered to the Buyer a correct and complete copy of each written arrangement (as amended to date) listed in Section 3.14 of the Disclosure Schedule except as specifically provided therein. With respect to each written arrangement so listed: (1) the written arrangement is legal, valid, binding, enforceable and in full force and effect in all material respects except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting enforceability or the availability of equitable remedies; (2) each of Seller and the Companies is not, and the Seller has no Knowledge that the other party is, in material breach or default and no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification or acceleration, under the written arrangement; and (3) neither the Seller nor any of the Companies has, and the Seller has no Knowledge that the other party has, repudiated any provision of the written arrangement. Neither the Seller nor any of the Companies is a party to any verbal contract, agreement or other arrangement which, if reduced to written form, would be required to be listed in the Disclosure Schedule under the terms of this Section 3.14. No purchase order or commitment of the Seller or any of the Companies is in excess of normal requirements, nor are prices provided therein in excess of the then current market prices for the products or services to be provided thereunder. Other than as a result of the Companies' payment histories, no supplier of the Seller or any of the Companies has indicated in writing within the past year (dating from the date of this Agreement) that it will stop, or decrease the rate of, supplying materials, products or services to the Seller or any of the Companies and no customer of any of the Companies accounting for in excess of two percent (2%) of the revenues of the Seller for the fiscal year ended July 31, 2001, has indicated in writing within the past year (dating from the date of this Agreement) that it will stop, or decrease the rate of, buying materials, products or services from any of the Companies.

     3.15 Insurance. Section 3.15 of the Disclosure Schedule sets forth a list of all policies of insurance held by, or maintained on behalf of, the Seller or any of the Companies, indicating for each policy the carrier, the insured, the type of insurance, the amounts of coverage and the expiration date. Neither the Seller nor any of the Companies has received any written notice of cancellation, material amendment or material dispute as to coverage with respect to any such policies and the consummation of the transactions contemplated by this Agreement and the Transaction Documents will not adversely affect the effectiveness of or coverage under any such policy. The Seller has provided the Buyer copies of all the insurance policies set forth in the Disclosure Schedule.

     3.16 Litigation. Section 3.16 of the Disclosure Schedule sets forth each instance in which any Company (a) is subject to any unsatisfied judgment, order, decree, stipulation, injunction or charge of or (b) is a party or, to the Knowledge of the Seller is threatened to be made a party, to any charge, complaint, action, suit, grievance, proceeding, hearing or investigation in any court or quasi-judicial or administrative agency of any federal, state, provincial, local or foreign jurisdiction or before any arbitrator. To the Knowledge of the Seller, there is no Basis for any present or future charge, complaint, action, suit, grievance, proceeding, hearing or investigation which could reasonably be expected to have a Material Adverse Effect.

     3.17 Product Warranties. Except for normal returns and allowances in the Ordinary Course of Business, none of the Seller or the Companies has any Liability (and to the Knowledge of the Seller there is no Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand against the Seller or any of the Companies giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith which could reasonably be expected to have a Material Adverse Effect.
Section 3.17 of the Disclosure Schedule sets forth a statement of the annual product warranty expense for each of the Companies for each fiscal year since July 31, 1998. No product sold, leased or delivered by Seller or any of the Companies is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale or lease. Section 3.17 of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for the Seller and each Company (containing applicable guaranty, warranty and indemnity provisions).

     3.18 Product Liability. None of the Seller and the Companies has Liability (and to the Knowledge of Seller there is no Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand against the Seller or any Company giving rise to any Liability) arising out of any injury to Persons or property as a result of the ownership, possession or use of any product distributed, sold, leased or delivered by the Seller or any of the Companies, except for Liabilities that could not reasonably be expected to have a Material Adverse Effect.

     3.19 Employees. Section 3.19 of the Disclosure Schedule lists all written (and accurately describes all oral) employment agreements (including any agreements granting notice of termination severance benefits) with directors, officers and employees of the Companies and the Seller. The Seller has furnished to the Buyer correct and complete copies of all written employment agreements (as amended to date) listed in Section 3.19 of the Disclosure Schedule. To the Knowledge of the Seller (and employees with responsibility for employment matters) of the Companies, no key employee or group of employees has any plans to terminate employment with any of the Companies. None of the Companies is a party to or bound by any collective bargaining agreement with respect to any group of employees, nor has any Company experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. There are no loans or other obligations payable or owing by any of the Companies to any officer, director or employee of any of the Companies (except salaries, bonuses and wages incurred in the Ordinary Course of Business), or any loans or debts payable or owing by any of such Persons to any of the Companies or any guarantees by any of the Companies of any loan or obligation of any nature to which any such Person is a party. Since January 1, 1997, each of the Seller and the Companies has complied with all laws and regulations which relate to employee civil rights or equal employment opportunities and has complied in all material respects with all other laws relating to the employment of labor including, but not limited to, provisions thereof relating to wages, hours, overtime, vacation, collective bargaining and the payment of social security and other taxes, mandatory employer contributions and withholdings. No organizational effort is presently being made or threatened by or on behalf of any labor union with respect to employees of any of the Companies.

     3.20 Employee Benefits.

     (a) Section 3.20 of the Disclosure Schedule lists the following plans, policies, programs, arrangements, agreements or contracts (the "Scheduled Plans") which any of the Companies or any current or former Plan Affiliate of any of the Companies has at any time maintained, sponsored, adopted, made contributions to, obligated itself or had any liability (including contingent liability): (1) any Employee Pension Benefit Plan; (2) any Employee Welfare Benefit Plan; (3) any Foreign Employee Plan; (4) any collective bargaining agreement, personnel policy (including vacation time, holiday pay, service awards, bonus programs, moving expense reimbursement programs and sick leave) or material fringe benefit; (5) any notice or severance agreement or plan or any medical, life or disability benefit; any excess benefit plan, bonus, profit sharing or incentive plan (including stock options, restricted stock, stock bonus or deferred bonus plans), top hat plan or deferred compensation plan, salary reduction agreement, change-of-control agreement, employment agreement, consulting agreement; or (6) any other benefit plan, policy, program, arrangement, agreement or contract, whether or not written or terminated, with respect to any employee, former employee, director, independent contractor or any beneficiary or dependent thereof.

     (b) The Seller has delivered to the Buyer a complete and accurate copy of each written Scheduled Plan, together with a copy of financial statements, actuarial reports and Form 5500 Annual Reports (including required schedules), if any, for the three (3) most recent plan years, the most recent IRS determination letter or IRS recognition of exemption; any other material letter, ruling or notice issued by any Governmental Authority with respect to each such plan, a copy of each trust agreement, insurance contract or other funding vehicle, if any, with respect to each such plan, the most recent PBGC Form 1 with respect to each such plan, if any, the current summary plan description or summary of material modifications with respect to each such plan, and a copy or description of each other general explanation or written or oral communication which describes any material term of any such plan that has not previously been disclosed to the Buyer pursuant to this Section 3.20. The Disclosure Schedule also contains a description of the material terms of any unwritten Scheduled Plan. There has been no oral or written communication or explanation which would materially revise or amend any Scheduled Plan, which has not been previously delivered or disclosed to the Buyer.

     (c) Each Scheduled Plan (1) has been and currently complies, or may be amended on a timely basis to comply, in form and in operation in all respects with all applicable requirements of ERISA and the Code, and any other Legal Requirements; (2) has been and is operated and administered in compliance with its terms (except as otherwise required by law); (3) has been and is operated in compliance with applicable Legal Requirements in such a manner as to qualify, where appropriate, for both federal and state purposes, for income Tax exclusions to its participants, tax-exempt income for its funding vehicle, and the allowance of deductions and credits with respect to contributions thereto; and (4) where appropriate, has received a favorable determination letter or recognition of exemption from the IRS on which it may currently rely.

     (d) With respect to each Scheduled Plan, there are no claims or other proceedings pending or threatened with respect to the assets thereof (other than routine claims for benefits), and there are no facts which could reasonably give rise to any liability, claim or other proceeding against any Scheduled Plan, any Fiduciary or plan administrator or other Person dealing with any Scheduled Plan or the assets of any such plan.

     (e) With respect to each employee benefit plan of the Companies, no Person:
(1) has entered into any Prohibited Transaction, as such term is defined in ERISA or the Code, and the regulations, administrative rulings and case law thereunder; (2) has breached a Fiduciary obligation or violated Sections 402, 403, 405, 503, 510 or 511 of ERISA; (3) has any liability for any failure to act or comply in connection with the administration or investment of the assets of such plan; or (4) engaged in any transaction or otherwise acted with respect to such plan in such a manner which could subject Buyer, or any Fiduciary or plan administrator or any other Person dealing with any such plan, to liability under Sections 409 or 502 of ERISA or Sections 4972 or 4976 through 4980B of the Code.

     (f) Each Scheduled Plan may be amended, terminated, modified or otherwise revised by the Buyer or the Companies, on and after the Closing, without additional liability to the Buyer or the Companies. For purposes of this paragraph, termination of a Scheduled Plan includes the requirement of a cessation of liability for claims incurred after the termination date regardless of any status having been obtained or achieved.

     (g) None of the Companies nor any current or former Plan Affiliate of the Companies has at any time participated in, made contributions to or had any other liability (including contingent liability) with respect to any Scheduled Plan which is a "Multi employer plan" as defined in Section 4001 of ERISA, a "Multi employer plan" within the meaning of Section 3(37) of ERISA, a "multiple employer plan" within the meaning of Section 413(c) of the Code, a "multiple employer welfare arrangement" within the meaning of Section 3(40) of ERISA or a plan subject to Title IV of ERISA.

     (h) None of the Companies or any current or former Plan Affiliate of the Companies has at any time maintained, contributed to or obligated itself or otherwise had any liability with respect to any funded or unfunded employee welfare plan, whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retirees or current or future former employees, their spouses or dependents or any other Persons (except for limited continued medical benefit coverage for former employees, their spouses and other dependents as required to be provided under
Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA and the accompanying proposed regulations or state continuation coverage laws ("COBRA")).

     (i) No Scheduled Plan has incurred an "accumulated funding deficiency" as such term is defined in Section 302 of ERISA or Section 412 of the Code, whether or not waived, or has posted or is required to provide security under Code
Section 401(a)(29) or Section 307 of ERISA; no event has occurred which has or could result in the imposition of a lien under Code Section 412 or Section 302 of ERISA, nor has any liability to the PBGC (except for payment of premiums) been incurred or Reportable Event within the meaning of Section 4043 of ERISA occurred, which has not been reported or is not exempt from such reporting, with respect to any such plan; and the PBGC has not threatened or taken steps to institute the termination of any such plan;

     (j) All of the requirements of COBRA have been satisfied with respect to each Scheduled Plan.

     (k) All contributions, payments, premiums, expenses, reimbursements or accruals for all periods ending prior to or as of the date of this Agreement for each Scheduled Plan (including periods from the first day of the then current plan year to the date of this Agreement) have been made or accrued on the Seller's Financial Statements and each such plan otherwise does not have nor could such plan have any unfunded liability which is not reflected on the Seller's Financial Statements. Any contribution made or accrued with respect to any Scheduled Plan is fully deductible by one or more of the Companies or Seller, as applicable.

     (l) As used in this Agreement, with respect to any person ("First Person") the term "Plan Affiliate" shall mean any other Person or entity with whom the First Person constitutes or has constituted all or part of a controlled group, or which would be treated or has been treated with the First Person as under common control or whose employees would be treated or have been treated as employed by the First Person, under Section 414 of the Code and Section 4001(b) of ERISA and any regulations, administrative rulings and case law interpreting the foregoing. None of the Seller or the Companies has any current or former Plan Affiliates.

     (m) Each Foreign Employee Plan which is, or has to be, a registered plan is, or has applied to be, registered with the relevant Tax authority and, if needed, pension supervisory authority. Each Foreign Employee Plan which is a funded plan is and will be fully funded as of the Closing Date on both a going concern and a solvency basis pursuant to the actuarial assumptions and methodology utilized in the most recent actuarial valuation therefor. None of the Foreign Employee Plans (other than pension plans) provides benefits to retired employees or to the beneficiaries or dependants of retired employees.

     3.21 Related Party Transactions. Except as set forth in Section 3.21 of the Disclosure Schedule and except for employment with any of the Companies pursuant to a standard at-will arrangement, none of the Companies is a party to any agreement or arrangement with or for the benefit of (1) any director, officer, shareholder or employee of Seller or any of the Companies or (2) any Affiliate of the Seller, other than the Companies. Neither the Seller nor any Affiliate of the Seller, other than the Companies, has any ownership interest in any property required for the conduct of the business of the Companies as now being conducted. Seller is not a guarantor or otherwise obligated as a co-maker or surety with respect to any obligation of any of the Companies. Except as set forth in Section 3.21 of the Disclosure Schedule, there are no loans or other obligations outstanding between any of the Companies and Seller or any Affiliate of the Seller.

     3.22 Environment, Health and Safety. To the Seller's Knowledge, each of the Companies and each of the Companies' predecessors and Affiliates has complied with all applicable laws (including rules and regulations thereunder) of federal, state, provincial, local and foreign governments (and all agencies thereof) concerning the environment, public health and safety and employee health and safety, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice has been filed or commenced against any of them alleging any failure to comply with or Liabilities arising under any such law or regulation. Without limiting the generality of the foregoing:

     (a) None of the Companies has any Liability and none of the Companies has received any written notification of potential responsibility (and to the Knowledge of the Seller there is no Basis related to the past or present operations, properties or facilities of any Company, and to the Seller's Knowledge, none of the Companies' predecessors and Affiliates for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand against any Company giving rise to any Liability) under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Federal Water Pollution Control Act of 1972, the Clean Air Act of 1970, the Safe Drinking Water Act of 1974, the Toxic Substances Control Act of 1976, the Refuse Act of 1988 or the Emergency Planning and Community Right-to-Know Act of 1986 (each as amended), the Canadian Environmental Protection Act (Canada), the Fisheries Act (Canada), the Transportation of Dangerous Goods Act (Canada), the Hazardous Materials Information Review Act (Canada) or any other law (or rule or regulation thereunder) of any federal, state, provincial, local or foreign government (or agency thereof), concerning release or threatened release of hazardous substances, public health and safety or pollution or protection of the environment;

     (b) None of the Companies has any material Liability (and to the Knowledge of the Seller none of the Companies and none of the Companies' predecessors and Affiliates has handled or disposed of any substance, arranged for the disposal of any substance or owned or operated any property or facility in any manner that could form the Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand against any Company giving rise to any material Liability) for damage to any site, location or body of water (surface or subsurface) or for illness or personal injury;

     (c) Each of the Companies has obtained and been in compliance with all of the material terms and conditions of all permits, licenses and other authorizations which are required under, and has complied in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables which are contained in, all federal, state, provincial, local and foreign laws (including rules, regulations, codes, plans, judgments, orders, decrees stipulations, injunctions and charges thereunder) relating to public health and safety, worker health and safety, and pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or chemical, industrial, hazardous or toxic materials or wastes into ambient air, surface water, ground water or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or chemical, industrial, hazardous or toxic materials or wastes;

     (d) All properties and equipment used in the business of the Companies have been free of asbestos, PCBs, dioxins, dibenzofurans and Extremely Hazardous Substances except for the presence of such substances under circumstances that would not result in any material Liability to any of the Companies;

     (e) All product labeling of the Companies has been in substantial conformity with applicable laws (including rules and regulations thereunder); and

     (f) To the Knowledge of the Seller, no pollutant, contaminant or chemical, industrial, hazardous or toxic material or waste ever has been buried, stored, spilled, leaked, discharged, emitted or released on any real property that any of the Companies ever has owned or leased that could result in any material Liability to any of the Companies.

     3.23 Legal Compliance. Since July 31, 1998, the Seller and each of the Companies has complied in all material respects with all laws (including rules and regulations thereunder) of federal, state, provincial, local and foreign governments (and all agencies thereof), and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice has been filed or commenced against the Seller or any of the Companies alleging any failure to comply with any such law or regulation. Each of the Companies holds all of the permits, licenses, certificates or other authorizations of foreign, federal, state provincial or local governmental agencies required for the conduct of its business as presently conducted, except where the failure to have any such authorization, permit, license or certificate could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing:

     (a) None of the Companies has violated in any respect or received a notice or charge asserting any violation of the Sherman Act, the Clayton Act, the Robinson-Patman Act, the Competition Act or the Federal Trade Commission Act, each as amended;

     (b) None of the Companies has:

          (1) Made or agreed to make any contribution, payment or gift of funds or property to any governmental official, employee or agent where either the contribution, payment or gift or the purpose thereof was illegal under the laws of any federal, state, provincial, local or foreign jurisdiction; or

          (2) Established or maintained any unrecorded fund or asset account for any purpose.

     3.24 Change of Control Payments. The execution and delivery of this Agreement will not (a) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of any of the Companies from any of the Companies, (b) materially increase any benefits otherwise payable under any Scheduled Plan or (c) result in the acceleration of the time of payment or vesting of any such benefits.

     3.25 Substantial Suppliers. Section 3.25 of the Disclosure Schedule sets forth the ten largest suppliers of each of the Companies, on the basis of cost of goods or services purchased for the most recent fiscal year. Since January 1, 2002, none of such suppliers has notified any of Seller or the Companies of any intention to terminate or alter its relationship with any of the Companies and there has been no material dispute with any of such suppliers since January 1, 2002. To the Seller's Knowledge, none of such suppliers is threatened with bankruptcy or insolvency.

     3.26 Brokers' Fees. None of the Companies has any Liability or obligation to pay any fees or commissions to any broker, finder, investment banker or agent with respect to the transactions contemplated by this Agreement for which the Buyer or any of the Companies could become liable or obligated.

     3.27 Residence. Seller is not a non-resident of Canada as such term is used in the Income Tax Act (Canada).

     3.28 Correctness of Representations and Warranties. To the Knowledge of the Seller, this Section 3 (and the associated sections of the Disclosure Schedule) does not contain any untrue statement of a fact and does not omit to state any fact necessary in order to make the statements and information contained herein (or the associated sections of the Disclosure Schedule) not misleading.

                                   SECTION 4

                         REPRESENTATIONS AND WARRANTIES
                                  OF THE BUYER

     The Buyer represents and warrants to the Seller that the statements contained in this Section 4 are correct and complete as of the date of this
Agreement:

     4.1 Authorization of Transaction. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer has full power and authority to execute and deliver this Agreement and the other Transaction Documents to which the Buyer is a party and to perform its obligations hereunder and thereunder. The Buyer has duly authorized the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Buyer is a party. No other approval on the part of the Buyer is necessary to authorize its execution, delivery and performance of this Agreement and the other Transaction Documents to which the Buyer is a party. This Agreement and the other Transaction Documents to which the Buyer is a party each constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms.

     4.2 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(a) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any contract, lease, sublease, license, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other obligation to which the Buyer is a party or by which it is bound or to which any of its assets is subject or (b) violate any provision of the corporate documents of the Buyer or any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which the Buyer is subject. Except for such actions as may be required pursuant to the ICA, no notice to, filing with or authorization, consent or approval of any government or governmental agency by the Buyer is necessary for the consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which the Buyer is a party.

     4.3 Brokers' Fees. The Buyer does not have any Liability or obligation to pay any fees or commissions to any broker, finder, investment banker or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

     4.4 Investment. Neither Buyer nor its Affiliates is an "underwriter" within the meaning of the Securities Act, the Securities Exchange Act, or any state securities laws and (b) the Shares acquired pursuant to this Agreement are being acquired solely for the Buyer's own account for investment purposes and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act and the rules and regulations promulgated thereunder.

     4.5 Funds Available. Buyer has funds on hand or available to it to consummate the transactions contemplated hereby and to pay the related fees and expenses.

                                   SECTION 5

                              PRE-CLOSING COVENANTS

     The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

     5.1 General. Each of the Parties agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement (including satisfying the closing conditions set forth in Section 7).

     5.2 Notices and Consents. The Seller will cause each of the Companies to give any notices to third parties, and will use its reasonable best efforts not involving the payment of money or other consideration to obtain any third party consents, that the Buyer may reasonably request in connection with the matters pertaining to each of the Companies disclosed or required to be disclosed in the Disclosure Schedule. Each of the Parties promptly shall take any additional action that may be reasonably necessary, proper or advisable in connection with any other notices to, filings with and authorizations, consents and approvals of governments, governmental agencies and third parties that such Party is required to give, make or obtain.

     5.3 Operation of Business. Without the prior written consent of the Buyer, except as otherwise required by this Agreement, the Seller will not cause or permit any of the Companies to engage in any practice, take any action, or fail to take any action normally taken in the Ordinary Course of

Business or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Seller will not cause or permit any of the Companies to engage in any practice, take any action, or enter into any transaction that will result in any misrepresentation or breach of warranty under Section 3 or fail to take any action reasonably within the Seller's power and reasonably necessary to prevent the occurrence of any material misrepresentation or breach of warranty under Section 3 or breach of covenant of the Seller under Section 5, without the prior written consent of the Buyer. All Taxes required to be paid as of the Closing Date (whether or not shown on any Return) will be paid.

     5.4 Preservation of Business. The Seller will cause each of the Companies to carry on its business substantially in the same manner as conducted presently and cause each of them to use its reasonable best efforts to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions and relationships with lessors, licensors, suppliers, customers and employees.

     5.5 Full Access. The Seller will permit, and will cause each of the Companies to permit, Representatives of the Buyer to have reasonable access at reasonable times, and in a manner so as not to interfere with the normal business operations of the Companies, to all premises, properties, books, records, contracts, Tax records and documents of or pertaining to each of the Companies. The Seller will provide, and will cause each of the Companies to provide, the Buyer with any information pertaining to the business and affairs of Seller and each of the Companies that the Buyer from time to time has reasonably requested and may reasonably request.

     5.6 Notice of Developments. The Seller shall give prompt notice to the Buyer of any material development affecting the assets, Liabilities, business, financial condition, operations, results of operations or reasonably likely to affect the future prospects of the Seller or any of the Companies and any event or condition that, if known or in existence as of the date of this Agreement, would have been required to be disclosed in order to avoid any breach of the representations and warranties of Seller in Section 3. Each Party shall give prompt notice to the other of any material development affecting the ability of the Parties to consummate the transactions contemplated by this Agreement. No disclosure by any Party pursuant to this Section 5.6 shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty or breach of covenant without the prior written consent of the other Party.

     5.7 No Solicitation.

     (a) From and after the date of this Agreement until the earlier of the termination of this Agreement or the Closing Date, the Seller will not, and will not permit the Companies or any of the Companies' or Seller's directors, officers, subsidiaries, investment bankers, employees, representatives and other agents ("Restricted Parties") to, directly or indirectly, (1) solicit, initiate or encourage any Acquisition Proposal, (2) engage in negotiations or discussions concerning, or provide any non-public information to any Person or entity in furtherance of or in connection with, any Acquisition Proposal, (3) negotiate or otherwise engage in discussions with any Person concerning any Acquisition Proposal, or (4) agree to, approve, recommend or otherwise endorse or support any Acquisition Proposal. As used herein, the term "Acquisition Proposal" shall mean any proposal relating to a possible (1) merger, amalgamation, reorganization, consolidation, share exchange or similar transaction involving the Seller or any of the Companies, (2) sale, lease or other disposition, directly or indirectly, by merger, amalgamation, reorganization, consolidation, share exchange or otherwise, of any assets of the Seller or any of the Companies representing, in the aggregate, 50% or more of the capital stock or assets of any of the Companies, (3) issuance, sale or other disposition of (including by way of merger, amalgamation, reorganization, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing 50% or more of the votes attached to the outstanding securities of the Seller or any of the Companies, (4) liquidation, dissolution, or other similar type of transaction with respect to the Seller or any of the Companies, or (5) transaction which is similar in form, substance or purpose to any of the foregoing transactions; provided, however, that the term "Acquisition Proposal" shall not include the transactions contemplated hereby. The Seller will immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

     (b) Notwithstanding the provisions of Section 5.7(a) prior to the approval of the transactions contemplated by this Agreement by the shareholders of the Seller at the Seller's Special Meeting, nothing contained in this Agreement shall prevent the Seller or its Board of Directors, directly or through representatives or agents on behalf of Seller or its Board of Directors, from
(1) furnishing non-public information to, or entering into discussions or negotiations with, any Person in connection with a bona fide Acquisition
Proposal that was not solicited, initiated or encouraged by any of the Restricted Parties after the date of this Agreement, if (A) such Acquisition Proposal would, if consummated, result in a transaction that, in the reasonable good faith judgment of the Board of Directors of the Seller, is more favorable to the shareholders of the Seller from a financial point of view than the transactions contemplated by this Agreement and the Board of Directors of the Seller reasonably believes such Acquisition Proposal would be consummated (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal"), (B) the failure to take such action would constitute a breach of the fiduciary duties of the Seller's Board of Directors to the Seller under the Business Corporations Act (Yukon) in the reasonable good faith judgment of the Board of Directors of the Seller considering such advice of the Seller's outside corporate counsel and after such consultation with the Seller's financial advisors as the Board of Directors deems appropriate, and (C) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such Person, the Seller's Board of Directors receives from such Person an executed confidentiality agreement with customary confidentiality provisions, or (2) complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act or other applicable law with regard to an Acquisition Proposal.

     (c) In the event the Seller receives a Superior Proposal prior to the approval of the transactions contemplated by this Agreement by the shareholders of the Seller at the Seller's Special Meeting and the Board of Directors of the Seller reasonably believes that the Person making such Superior Proposal has the financial ability or is capable of obtaining the necessary financing to consummate such Superior Proposal, nothing contained in this Agreement shall prevent the Board of Directors of the Seller from engaging in negotiations with respect to such Superior Proposal, accepting or approving such Superior Proposal or recommending such Superior Proposal to its shareholders, if the Board of Directors reasonably determines in good faith, considering such advice of the Seller's outside corporate counsel and after such consultation with the Seller's financial advisors as the Board of Directors deems appropriate, that the failure to take such action would constitute a breach of the fiduciary duties of the Seller's Board of Directors to the Seller under the Business Corporations Act (Yukon); in such case, the Board of Directors of the Seller may amend, withhold or withdraw its recommendation of the approval of the transactions contemplated by this Agreement and may terminate this Agreement pursuant to Section 9.1(g). Subject to the right of termination set forth in Section 9.1(g), except to the extent expressly set forth in this Section 5.7, nothing shall relieve the Seller from complying with all other terms of this Agreement.

     5.8 Negative Covenants. Except as contemplated hereby, during the period from the date of this Agreement to the Closing Date, unless the Buyer gives its prior written approval, the Seller shall not and shall not cause or permit any of the Companies to:

     (a) Amend or otherwise change its certificate or articles of incorporation or continuance, as amended, or by-laws, as each such document is in effect on the date hereof;

     (b) Incur any indebtedness for borrowed money or enter into any guaranty or other similar obligation with respect to the debts or other obligations of any other Person (other than the endorsement of instruments for collection in the Ordinary Course of Business) or make any loan to or investment in any Person;

     (c) Directly or indirectly issue or sell, or authorize for issuance or sale or enter into any agreement providing for the issuance (contingent or otherwise) of, (1) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for equity securities, issued in connection with the issuance of equity securities or containing profit participation features), (2) any equity securities (or any securities convertible into or exchangeable for any equity securities) other than the issuance of shares of capital stock under existing agreements described in the Disclosure Schedule, or (3) any option or rights to acquire any equity securities; provided, however, that Seller may issue debt or equity securities, including securities convertible into equity securities, to Warburg, or an affiliate of Warburg, so long as any such obligation is an Excluded Obligation;

     (d) Declare, set aside, make or pay any dividend or other distribution with respect to any Company's capital stock or directly or indirectly redeem, purchase or otherwise acquire any Company's equity securities (including, without limitation, warrants, options and other rights to acquire equity securities) or pay any indebtedness or other obligation owed by any of the Companies to the Seller; provided, however, that the Companies may make cash distributions to the Seller or repay intercompany debt to the Seller in an aggregate amount necessary for the Seller to pay its indebtedness to Warburg in the aggregate principal amount of $1,500,000 plus accrued interest thereon;

     (e) Acquire (by merger, amalgamation, reorganization, consolidation, or acquisition of stock or assets of otherwise) any corporation, limited liability company, partnership or other business organization or division thereof, merge, amalgamate, reorganize or consolidate with any corporation, limited liability company, partnership, or other business organization, or enter into or modify any contract, agreement, commitment or arrangement with respect to any of the foregoing;

     (f) Pay or take any action with respect to any new grants of options, any notice of termination, severance, change of control, or termination pay, or enter into any new employment agreements;

     (g) Except for salary increases or other employee benefit arrangements consistent with the Ordinary Course of Business or heretofore described in writing to the Buyer, adopt or amend any bonus, collective bargaining agreement, profit sharing, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee;

     (h) Make any material changes in the business of any of the Companies as conducted on the date hereof;

     (i) Incur or enter into any commitment to make any capital expenditure having a value to any of the Companies or cost of $25,000 or more in the aggregate;

     (j) Enter into any other agreement having a value or a cost to any of the Companies of $50,000 or more in the aggregate except in the Ordinary Course of Business;

     (k) Sell, divest, lease or otherwise dispose of any material assets of any of the Companies, including any of the hearing clinics owned by Sonus-USA, in any transaction or series of related transactions;

     (l) Cancel, revoke or terminate the license of any Sonus Network member outside of the Ordinary Course of Business;

     (m) Amend or waive any material rights under or terminate any Assigned Contract or the provisions of the Dawson Contract being assumed by or assigned to the Buyer; or

     (n) Take any action, or fail to take any action, or cause or permit any of the Companies to take or fail to take any action, which would result in the invalidity, abuse, misuse or unenforceability of its Intellectual Properties or which would infringe upon any rights of other Persons, which in any case, could reasonably be expected to have a Material Adverse Effect on any of the Companies.

     5.9 Financial Statements and Reports.

     (a) As promptly as practicable after the end of each month ending after the date hereof and before the Closing Date and as promptly as practicable after the end of each fiscal quarter ending after the date hereof and before the Closing Date, as the case may be, Seller will deliver to Buyer true and complete copies of the unaudited consolidated balance sheet, and the related unaudited consolidated statements of operations of the Seller, in each case as of and for the fiscal quarter then ended or as of and for each such month and the portion of the fiscal year then ended, as the case may be, together with all schedules and notes, if any, relating thereto, which financial statements shall be prepared on a basis consistent with past practice and with the Financial Statements except for presentation purposes.

     (b) As promptly as practicable, Seller will deliver to Buyer true and complete copies of such other financial statements, reports and analyses as may be prepared or received by Seller or the Companies relating to the business or operations of the Seller or the Companies as Buyer may reasonably request.

     5.10 Employee Benefits. The Seller shall cause the Companies to make or accrue at the end of each monthly reporting period all contributions, payments, premiums, expenses, reimbursements or accruals as of the Closing for each Scheduled Plan (including periods from the first day of the then current plan year to the Closing) and such contributions, payments, premiums, expenses, reimbursements or accruals shall be reflected on the Seller's financial statements. If requested by the Buyer, the Seller will cause the Sonus-USA 401(k) Savings Plan to be terminated at least one day prior to the Closing Date.

     5.11 Regulatory Filings. As promptly as practicable, as may be required to consummate the transactions contemplated by this Agreement, Seller will file, or cause to be filed, all necessary regulatory filings and submissions after the execution of this Agreement with the appropriate governmental agencies in the United States and in Canada with respect to the transactions contemplated by this Agreement.

     5.12 Shareholder Approval. The Seller shall, consistent with applicable law and its Articles of Continuance, as amended, and By-laws, call and hold a special meeting of shareholders, as promptly as practicable for the purpose of voting upon the adoption or approval of this Agreement and the transactions contemplated hereby (such special meeting, including any adjournments or postponements thereof, the "Special Meeting"), and shall use all reasonable efforts to hold its Special Meeting as soon as practicable. The Seller shall, subject to the applicable fiduciary duties of its directors, as reasonably determined by such directors in their good faith judgment, with the advice of the Seller's outside corporate counsel and after such consultation with the Seller's financial advisors as the directors deem appropriate, (1) recommend the approval of the transactions contemplated by this Agreement to the shareholders of the Seller, unless the Board of Directors of the Seller has the right to withhold or withdraw such recommendation under Section 5.7(c), (2) use all reasonable efforts to solicit from shareholders of the Seller proxies in favor of the approval of the transactions contemplated by this Agreement and (3) take all other action necessary or advisable to secure the vote of the shareholders of the Seller, as required by the Business Corporations Act (Yukon) in favor of such adoption or approval.

                                   SECTION 6

                             POST-CLOSING COVENANTS

     The  Parties  agree as follows  with  respect to the period  following  the
Closing:

     6.1 General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the Parties shall take all reasonable action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request for such purposes. The Seller acknowledges and agrees that from and after the Closing the Buyer will be entitled to possession of all documents, books, records, agreements and financial data of any sort relating to the Companies. From time to time following the Closing, the Buyer shall grant to the Seller and its representatives reasonable access to the books and records of the Companies during usual business hours for the purpose of complying with legal requirements, including SEC, Tax and other regulatory requirements.

     6.2 Litigation Support. In the event and for so long as any Party actively is contesting or defending against any charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand in connection with (a) any transaction contemplated by this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction prior to the Closing involving any of the Companies, the other Party shall cooperate with such first Party and such first Party's counsel in the contest or defense, make available such other Party's personnel and provide such testimony and access to such other Party's books and records as shall be necessary in connection with the defense or contest, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 8). In the event that it is determined that any of the rights under any of the Assigned Contracts or the rights assigned to the Buyer under the Dawson Contract are required to be enforced in the name of the Seller, the Seller hereby appoints the Buyer as the Seller's agent and attorney-in-fact for the limited purpose of enforcing in the name of the Seller any provision of any of the Assigned Contracts or the rights assigned to the Buyer under the Dawson Contract. The Seller will not, without the Buyer's written consent, terminate any provision of any Assigned Contract or the rights assigned to the Buyer under the Dawson Contract existing as of the date hereof.

     6.3 Transition. The Seller will not take any action that primarily is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier or other business associate of any of the Companies from maintaining the same business relationships with each Company after the Closing as it maintained with such Company prior to the Closing. The Seller will refer all customer inquiries relating to the Business to the Buyer from and after the Closing.

     6.4 Confidentiality. From and after the Closing Date, the Seller will (a) maintain all of the Confidential Information in confidence and not disclose any portion of the Confidential Information to any Person other than their attorneys and accountants who need to know such Confidential Information in connection with the terms of this Agreement and (b) deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of Confidential Information which are in its possession. In the event that the Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any Confidential
Information, the Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 6.4. If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller nonetheless is, on the advice of counsel, legally obligated to disclose any Confidential Information, the Seller may disclose the Confidential Information as required; provided, however, that the Seller shall use its best efforts to obtain, at the request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information that is generally available to the public immediately prior to the time of disclosure or any Confidential Information that is publicly available as of the Closing Date or becomes publicly available thereafter as a result of a disclosure by a Representative.

     6.5 Name Change. On the Closing Date, Seller shall change its name to a name not including the word "Sonus" or any words similar thereto.

     6.6 Noncompete. For a period of five years from and after the Closing Date, Seller shall not (a) directly or indirectly, own, become interested in or become involved in any manner whatsoever in the Business, any part of the Business or any related services thereof, within 100 miles of any facility of the Buyer or any Affiliate of the Buyer or any franchisee or other Person operating under any trade name or trademark of the Buyer or any Affiliate of the Buyer (including the facilities of the Companies), (b) induce or attempt to induce any employee of the Buyer or any Affiliate of the Buyer to leave the employ of the Buyer or any Affiliate of the Buyer, (c) employ, or otherwise engage as an employee, independent contractor, or otherwise, any employee of Buyer or any Affiliate of the Buyer or (d) induce, attempt to induce or interfere in any way with the relationship between any customer, supplier, licensee, or business relation of Buyer or any Affiliate of the Buyer or any franchisee or other Person operating under any trade name or trademark of the Buyer or any Affiliate of the Buyer. Without limiting any of the foregoing, the Parties agree that this covenant is intended to prohibit Seller from engaging in such proscribed activities as or through an individual, owner, partner, agent, employee, director, officer, consultant, trustee, shareholder, representative, investor, sole proprietor, salesperson or in any other manner or capacity whatsoever for any Person. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 6.6 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     6.7 Tax Matters.

     (a) Any Tax sharing agreements between the Seller and any of the Companies will terminate as of the Closing Date and will have no further effect for any taxable year (whether past, current or future).

     (b) The Buyer and the Seller agree that the Purchase Price, Assumed Obligations and other relevant items will be allocated to the assets of the Companies for all purposes (including Tax and financial accounting purposes) in a manner consistent with Exhibit D. The Seller, the Buyer and the Companies will file all Tax Returns (including amended returns and claims for refunds) and information reports in a manner consistent with such values.

                                   SECTION 7

                        CONDITIONS TO OBLIGATION TO CLOSE

     7.1 Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

     (a) The representations and warranties of the Seller set forth in Section 3 shall be true and correct in all respects (but where any such representation or warranty is not qualified by materiality or words of similar import, then in all material respects) on and as of the Closing Date;

     (b) The Seller shall have performed in all material respects all of its obligations and agreements and complied with all of its covenants hereunder prior to the Closing;

     (c) The Seller and each of the Companies shall have procured and delivered to the Buyer all of the third party consents described in Section 5.2;

     (d) No action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, provincial, local or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would (1) prevent consummation of any of the transactions contemplated by this Agreement, (2) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (3) materially affect adversely the right of the Buyer to own, operate or control any of the Shares or the business or operations of any of the Companies (and no such judgment, order, decree, stipulation, injunction or charge shall be in effect);

     (e) Since the date of this Agreement there will have been no (1) event which has had or could reasonably be expected to have a Material Adverse Effect or (2) casualty loss or damage to any material portion of the Purchased Assets or any of the assets of any Company (whether or not covered by insurance);

     (f) The Seller shall have delivered to the Buyer a certificate (without qualification as to Knowledge or materiality or otherwise) to the effect that each of the conditions specified in Section 7.1(a)-(e) is satisfied in all respects;

     (g) The Seller shall have delivered to the Buyer a certificate (without qualification as to Knowledge or materiality or otherwise) stating the amount of fees and expenses that the Companies have paid or incurred in connection with the transactions contemplated by this Agreement, including but not limited to the expenses related to seeking approval of the Seller's shareholders and the fees and expenses of Raymond James & Associates, Inc., Miller Nash LLP, Davis & Company and Ernst & Young LLP (such fees and expenses the "Companies' Transaction Fees");

     (h) The Seller and the Companies shall not have lost the credit card processing services provided by USBank and USBank Merchant Services as of the date of this Agreement, unless the Seller shall have delivered to Buyer such evidence as is satisfactory to the

Buyer that each of the Companies has procured other credit card processing services such as those that were previously provided by US Bank and US Bank Merchant Services;

     (i) The Buyer shall have received the resignations, effective as of the Closing, of each director and officer of each of the Companies;

     (j) The Buyer shall have received from Miller Nash LLP, United States counsel to the Seller, and Davis and Company, Canadian counsel to the Seller, opinions with respect to the matters set forth in Exhibit E attached hereto, addressed to the Buyer and dated as of the Closing Date;

     (k) The  Seller  shall  have  delivered  to the  Buyer  (1)  good  standing certificates or certificates of existence for each of the Companies from the jurisdiction of its incorporation and from every jurisdiction listed in Section
3.2 of the Disclosure Schedule in which the Companies are in good standing as a foreign corporation as of the date hereof, dated not earlier than 15 days prior to the Closing, (2) a copy of the certificate or articles of incorporation or other organizational documents for each of the Companies certified by the Secretary of State (or similar appropriate authority) of its state or jurisdiction of organization and (3) such other documents as the Buyer may reasonably request in connection with the transactions contemplated hereby;

     (l) The Seller shall deliver to Buyer Uniform Commercial Code lien searches and such other instruments dated no more than 15 days prior to the Closing Date showing financing statements, judgments, Taxes, Security Interests or other encumbrances outstanding against the Purchased Assets or any of the Companies or any of their assets as of the Closing Date;

     (m) The Seller shall deliver to the Buyer clearance certificates or similar documents required by any applicable taxing authority in order to relieve Buyer of any obligation to withhold any portion of the Purchase Price;

     (n) The Seller shall deliver to Buyer all of the minute books, stock ledgers and similar corporate records of each of the Companies; and

     (o) An Escrow Agreement substantially in the form of Exhibit F shall have been entered into by and among Buyer, Seller, Warburg and the Escrow Agent (the "Escrow Agreement").

     All actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby, including all required consents of the Board of Directors and shareholders of the Seller and each of the Companies, will be reasonably satisfactory in form and substance to the Buyer. The Buyer may waive any condition specified in this
Section 7.1 if it executes a writing so stating at or prior to the Closing.

     7.2 Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

     (a) The representations and warranties of Buyer set forth in Section 4 shall be true and correct in all material respects at and as of the Closing Date;

     (b) The Buyer shall have performed in all material respects all of its obligations and agreements and complied with all of its covenants hereunder prior to the Closing;

     (c) No action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, provincial, local or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would (1) prevent consummation of any of the transactions contemplated by this Agreement or (2) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such judgment, order, decree, stipulation, injunction or charge shall be in effect);

     (d) The Buyer shall have delivered to the Seller a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in Section 7.2(a)-(c) is satisfied in all respects;

     (e) The Seller shall have received from Katten Muchin Zavis Rosenman, counsel to the Buyer, an opinion with respect to the matters set forth in Exhibit G attached hereto, addressed to the Seller and dated as of the Closing Date; and

     (f) The shareholders of the Seller shall have approved the Transactions by the Required Vote at the Special Meeting.

     All actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller. The Seller may waive any condition specified in this Section 7.2 if it executes a writing so stating at or prior to the Closing.

                                   SECTION 8

                     REMEDIES FOR BREACHES OF THIS AGREEMENT

     8.1 Survival. All representations and warranties contained in this Agreement and any Financial Statements, deeds, certificates (including closing certificates), instruments, schedules or other documents delivered pursuant hereto or otherwise in connection herewith will survive the execution and delivery of this Agreement and the Closing Date, regardless of any investigation made by Buyer or on Buyer's behalf for a period ending on the first anniversary of the Closing Date after which such representations and warranties shall expire and be of no further force and effect except with respect to breaches asserted in writing prior to such expiration date. All other covenants and agreements of the Parties shall survive the Closing Date until fully performed.

     8.2 Indemnification Provisions for Benefit of the Buyer. The Seller agrees to indemnify and reimburse the Buyer Indemnitees (including each Company) from and against all Losses incurred by any of the Buyer Indemnitees (including any Company) resulting from, arising out of, relating to, in the nature of or caused by (a) the breach of any representation or warranty of the Seller contained in
Section 3 hereof or in any certificate delivered by the Seller in connection herewith; provided, however, that the Buyer makes a written claim for indemnification under this Section 8 with respect to the breach on or before the expiration of the survival period specified in Section 8.1, (b) any breach or failure to perform or comply with any obligation, agreement or covenant of the Seller hereunder, (c) any failure or alleged failure of the Seller to pay or perform and discharge any of the Excluded Obligations as and when due, (d) any Liability of any of the Companies arising out of any irregularities in any of the Companies Medi-Cal billing procedures on or before the Closing Date and (e) any amounts due from any of the Companies to the California Franchise Tax Board (excluding the matter described in Exhibit B) attributable to periods ended on or before the Closing Date. Any amount payable hereunder by Buyer shall be deemed to be an adjustment to the Purchase Price and allocated on a basis consistent with Sections 2.5 and 6.7(b).

     8.3 Indemnification Provisions for Benefit of the Seller. The Buyer agrees to indemnify and reimburse the Seller from and against all Losses resulting from, arising out of, relating to, in the nature of or caused by (a) the breach of any representation or warranty of the Buyer contained in Section 4 hereof or in any certificate delivered by the Buyer in connection herewith, (b) any breach or failure to perform or comply with any obligation, agreement or covenant of the Buyer hereunder or (c) any failure or alleged failure of the Buyer to pay or perform and discharge any of the Assumed Obligations as and when due.

     8.4 Matters Involving Third Parties. If any third party shall notify any Party (the "Indemnified Party") of a claim with respect to any matter which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall notify the Indemnifying Party thereof promptly (and in any event within ten business days after receiving any written notice from a third party). The Indemnifying Party's liability hereunder to the Indemnified Party shall be reduced to the extent the Indemnifying Party is materially adversely prejudiced by the Indemnified Party's failure to provide timely notice hereunder. In the event any Indemnifying Party notifies the Indemnified Party within ten business days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, (a) the Indemnifying Party will defend the Indemnified Party against the matter with counsel of its choice reasonably satisfactory to the Indemnified Party, (b) the Indemnified Party may retain separate co-counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel to the extent the Indemnified Party reasonably concludes that the counsel the Indemnifying Party has selected has a conflict of interest), (c) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party (which shall not be unreasonably withheld), and (d) the Indemnifying Party will not consent to the entry of any judgment with respect to the matter, or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all Liability with respect thereto, without the written consent of the Indemnified Party (which shall not be unreasonably withheld). In the event the Indemnifying Party does not notify the Indemnified Party within ten business days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, the Indemnified Party may defend against the matter in any manner it may deem appropriate.

     8.5 Limitations on Indemnification Obligations.


     (a) The indemnification obligations under Section 8.2(a) and Section 8.2(d) shall not apply to any Losses until the aggregate of all Losses incurred by the Buyer Indemnitees shall exceed $50,000, except as provided below. In the event that the Losses incurred by the Buyer Indemnitees do exceed $50,000, the Buyer Indemnitees shall be entitled to recover from the Seller the amount of the Losses incurred which exceed $50,000. The limitation in this Section 8.5(a) shall not apply to (1) any breach of the representations or warranties of Seller in Section 3.1, 3.2, 3.3, 3.10(b), 3.26 or 3.27, (2) any liability of the Seller under Section 8.2(b), 8.2(c) or 8.2(e) or (3) any willful breach under this Agreement or fraudulent act or omission.

     (b) In no event shall the indemnification obligations under Section 8.2(a) and Section 8.2(d) exceed an amount equal to the sum placed in escrow pursuant to Section 2.2(a)(2) hereof, plus the interest and other earnings credited on such escrow. The limitation in this Section 8.5(b) shall not apply to (1) any breach of the representations or warranties of Seller in Section 3.1, 3.2, 3.3,
3.26 or 3.27, (2) any liability of the Seller under Section 8.2(b), 8.2(c) or 8.2(e) or (3) any willful breach under this Agreement or fraudulent act or omission.

     8.6 Indemnification from Escrow.

     (a) If Buyer believes in good faith that Buyer is entitled to indemnification for Losses, Buyer shall deliver to the Escrow Agent a notice of such claim (the "Claim Notice") with a copy to Seller and Warburg, certifying the existence and the nature of the representation or warranty upon which such claim is based and the amount of Buyer's Losses incident thereto.

     (b) If Seller or Warburg in good faith objects to the basis for or amount of any claim asserted by Buyer in a Claim Notice, Seller or Warburg, as the case may be, shall deliver written notice to Buyer and the Escrow Agent within ten business days after Seller's receipt of the Claim Notice. Seller or Warburg, on the one hand, and Buyer on the other hand will use their reasonable best efforts to resolve any such dispute in good faith and as promptly as reasonably practicable. Pending resolution of such dispute, the Escrow Agent shall not make any payment to Buyer pursuant to the Escrow Agreement in respect of the claims of Buyer set forth in the Claim Notice.

     8.7 Exclusive Remedy. After the Closing, the provisions of this Section 8 shall be the exclusive remedy for any breach of any representation, warranty, covenant or agreement in this Agreement; provided, however, that each party shall retain its rights to seek specific performance of the covenants in Sections 6.4, 6.6, 6.8 and 10.14 pursuant to Sections 10.15 and 10.16, or pursue any other remedy as a result of any fraudulent act or omission in connection with this Agreement.

                                   SECTION 9

                                   TERMINATION

     9.1  Termination  of  Agreement.   This  Agreement  and  the   transactions
contemplated hereby may be terminated at any time prior to the Closing as follows:

     (a) By mutual consent of the Parties;

     (b) By the Buyer in the event the Seller breaches, or by the Seller in the event the Buyer breaches, any representation, warranty or covenant contained in this Agreement which cannot be or has not been cured within 15 days after the non-breaching party shall have given written notice thereof to the breaching party; provided, however, that where any representation, warranty or covenant is not qualified by materiality or words of similar import, then such breach must be a material breach; and provided, further, that the Party exercising such termination right shall not be in material breach of any representation, warranty or covenant of such Party contained in this Agreement;

     (c) By the Buyer if the Closing shall not have occurred on or before October 31, 2002, by reason of the failure of any condition precedent under
Section 7.1 (unless the failure results primarily from the breach of any representation, warranty or covenant of the Buyer contained in this Agreement);

     (d) By the Buyer if the Seller's Board of Directors withholds or withdraws its recommendation to the shareholders of the Seller to vote to approve the transactions contemplated by this Agreement;

     (e) By the Buyer if the Seller's Board of Directors does not withhold or withdraw its recommendation to the shareholders of the Seller to vote to approve the transactions contemplated by this Agreement but the shareholders of the Seller fail to approve the Transactions by the Required Vote at the Seller's Special Meeting on or before October 31, 2002;

     (f) By the Seller if the Closing shall not have occurred on or before October 31, 2002, by reason of the failure of any condition precedent under
Section 7.2 (unless the failure results primarily from the breach of any representation, warranty or covenant of the Seller contained in this Agreement); or

     (g) By the Seller if such termination shall be permitted under Section 5.7(c).

     9.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 9.1, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section 6.4 and the provisions of Sections 9.3 and 10.11 shall survive termination.

     9.3 Termination Fee.

     (a) The Seller shall pay Buyer a fee of $1,600,000 if this Agreement is terminated pursuant to Section 9.1(d) or (g). The Seller shall pay the Buyer a fee of $1,200,000 if (1) this Agreement is terminated pursuant to Section 9.1(e) or (2) this Agreement is terminated pursuant to Section 9.1(f) and the Buyer would otherwise have had a right to terminate this Agreement under Section 9.1(e).

     (b) Any payment required to be made pursuant to Section 9.3(a) shall be made in cash as promptly as practicable but in any event not later than ten business days after Buyer delivers a written request for such payment and shall be made by wire transfer of immediately available funds to an account designated by Buyer.

                                   SECTION 10

                                  MISCELLANEOUS

     10.1 Press Releases and Announcements. No Party shall issue any press release or announcement relating to the subject matter of this Agreement without the mutual approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party will advise the other Party prior to making the disclosure).

     10.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and the Buyer Indemnitees and their respective successors and permitted assigns.

     10.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof.

     10.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of such Party's rights, interests or obligations hereunder without the prior written approval of the other Party; provided, however, that (a) the Buyer may (1) assign any or all of its rights and interests hereunder to one or more of its Affiliates or its lenders providing financing for the Buyer or the Companies and
(2) designate one or more of its Affiliates to perform its obligations hereunder provided that no such designation shall relieve the Buyer of its obligations hereunder in the event the designated Affiliate does not perform any such obligation and (b) effective upon the Closing, Seller may assign its rights hereunder to Warburg.

     10.5  Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     10.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.7 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement or any of the agreements contemplated hereby shall be in writing and shall be deemed to have been given when delivered personally to the recipient by courier service (with receipt confirmed). Such notices, demands and other communications shall be sent to each Party at the address below:

            If to the Seller:

            Sonus Corp.
            111 S.W. Fifth Avenue, Suite 1620
            Portland, Oregon 97204
            Attn:  Brian S. Thompson, Esq.
            Facsimile No.:  503-225-9309

            Copy to:

            Miller Nash LLP
            111 S.W. Fifth Avenue, Suite 3500
            Portland, Oregon 97204
            Attn:  Mary Ann Frantz
            Facsimile No.:  503-224-0155

            and

            Willkie Farr & Gallagher
            787 Seventh Avenue
            New York, NY 10019
            Attn: Steven J. Gartner, Esq.
            Facsimile No.: 212-728-9222

            If to the Buyer:

            Amplifon (USA), Inc.
            5000 Cheshire Lane North
            Plymouth, Minnesota 55446
            Attn:  Jeffrey P. Bilas
            Facsimile No.:  763-268-4323

            Copy to:

            Katten Muchin Zavis Rosenman
            525 West Monroe Street, Suite 1600
            Chicago, Illinois 60661
            Attn:  David R. Shevitz, Esq.
                   Bruce G. Wilson, Esq.
            Facsimile No.:  312-577-8768
                            312-577-8753

     Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Delaware.

     10.9 Amendments and Waivers. No amendment, modification or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     10.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     10.11 Expenses. Each of the Parties will bear its own costs and expenses incurred in compliance with the terms and conditions of this Agreement and in connection with the consummation of the transactions contemplated hereby. Except for the Companies' Transaction Fees reflected in the Purchase Price Reduction, the Parties agree that the Companies will not bear any out-of-pocket cost or expense as a result of any of the foregoing (including by reason of the Seller causing any of the Companies to take any action pursuant to Section 5 prior to the Closing).

     10.12 Construction. The language used in this Agreement, including the documents, instruments, agreements, exhibits, schedules and annexes hereto will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, provincial, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

     10.13 Incorporation of Exhibits and Schedules.  The Exhibits and Disclosure
Schedule identified in this Agreement are incorporated herein by reference and made a part hereof.

     10.14 Arbitration.

     (a) After the Closing, except as provided in Sections 8.7, 10.14(b) and 10.15, the Parties agree that all disputes, claims, controversies and other matters in question between the Parties arising out of or relating to this Agreement or breach hereof, shall be resolved by binding arbitration, to be conducted by a panel of three arbitrators in Wilmington, Delaware. Each Party shall select one arbitrator, and the two arbitrators shall agree upon the third arbitrator for the panel within ten business days after their appointment. The Parties and the arbitrators shall use good faith efforts to select and agree upon the arbitrators for the panel. If the third arbitrator is not selected within 15 business days after the time the dispute, claim, controversy or other matter in question initially becomes referred to arbitration, the Parties may seek judicial resolution and remedy in accordance with Section 10.16, without first proceeding to arbitration. The Parties shall use good faith efforts to hold the arbitration within 60 business days after the selection of the three arbitrators for the panel.

     (b) Notwithstanding the foregoing, the Parties agree that all disputes, claims, controversies and other matters in question between the Parties arising out of or relating to Section 3.8(u) of this Agreement or breach thereof, shall be resolved by binding arbitration, to be conducted by the accounting firm of Deloitte & Touche LLP ("D&T"), in accordance with its procedures. The Parties shall use good faith efforts to hold the arbitration within 60 business days after notification to D&T of any such matter. If the Parties determine that D&T is unavailable or otherwise unable to conduct the arbitration, such matter shall be subject to the arbitration provisions in Section 10.14(a).

     (c) Each Party will bear its own costs (including attorneys' fees) relating to the arbitration, but the Parties will share equally the fees and expenses charged by the arbitrators. All other matters regarding arbitration not addressed in this Section 10.14 shall be governed by the Commercial Arbitration Rules (including the Emergency Interim Relief Procedures) of the American Arbitration Association, and the judgment on the award rendered pursuant to the arbitration may be entered in any court having jurisdiction thereof.

     10.15 Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of Sections 6.4, 6.6, 6.8 and 10.14 is not performed in accordance with their specific terms or otherwise is breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of any of the provisions of Sections 6.4, 6.6,
6.8 and 10.14 and to enforce specifically such Sections and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 10.16), in addition to any other remedy to which they may be entitled, at law or in equity.

     10.16 SUBMISSION TO JURISDICTION. EXCEPT IN CIRCUMSTANCES WHERE THE PARTIES HAVE AGREED TO ARBITRATION, EACH OF THE PARTIES SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING

IN WILMINGTON, DELAWARE, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AGREES THAT ALL CLAIMS IN RESPECT OF THE ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND AGREES NOT TO BRING ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY OTHER COURT. EACH OF THE PARTIES WAIVES ANY DEFENSE OF INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING SO BROUGHT AND WAIVES ANY BOND, SURETY OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER PARTY WITH RESPECT THERETO. EACH PARTY AGREES THAT SERVICE OF SUMMONS AND COMPLAINT OR ANY OTHER PROCESS THAT MIGHT BE SERVED IN ANY ACTION OR PROCEEDING MAY BE MADE ON SUCH PARTY BY SENDING OR DELIVERING A COPY OF THE PROCESS TO THE PARTY TO BE SERVED AT THE ADDRESS AND IN THE MANNER PROVIDED FOR THE GIVING OF NOTICES IN SECTION 10.7. NOTHING IN THIS SECTION 10.16, HOWEVER, SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING SO BROUGHT SHALL BE CONCLUSIVE AND MAY BE ENFORCED BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

60061111v14
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



     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

                                    AMPLIFON (USA), INC.
                                    BUYER


                                    By:  /s/ Jeffrey P. Bilas
                                         ---------------------------------------
                                    Its: President
                                         ---------------------------------------



                                    SONUS CORP.
                                    SELLER


                                    By:  /s/ Daniel J. Kohl
                                         ---------------------------------------
                                    Its: Chief Executive Officer
                                         ---------------------------------------

                                    EXHIBITS

Exhibit A         Assigned Contracts

Exhibit B         Companies' Liabilities

Exhibit C         Excluded Obligations

Exhibit D         Allocation of Purchase Price

Exhibit E         Form of Opinion of Seller's Counsel

Exhibit F         Form of Escrow Agreement

Exhibit G         Form of Opinion of Buyer's Counsel


                               DISCLOSURE SCHEDULE

Section 3.2       Organization, Qualification and Corporate Power

Section 3.6       Certain Developments

Section 3.7       Undisclosed Liabilities

Section 3.8       Tax Matters

Section 3.10(b)   Inventory

Section 3.11            Personal Property

Section 3.12(b)   Leased Real Property

Section 3.12(c)   Condition of Leased Property

Section 3.13(a)   Intellectual Property

Section 3.13(d)   Registrable Intellectual Property

Section 3.13(e)   Third Party Intellectual Property

Section 3.13(f)   Licensed Registrable Intellectual Property

Section 3.14      Contracts

Section 3.15      Insurance

Section 3.16      Litigation

Section 3.17      Product Warranties

Section 3.18      Product Liability

Section 3.19      Employment Agreements

Section 3.20      Employee Benefits

Section 3.21      Related Party Transactions

Section 3.25      Substantial Suppliers

Section 3.26      Brokers' Fees

All exhibits have been omitted. Copies will be furnished to the Commission supplementally upon request.